SCHEDULE 14A INFORMATION

(RULE 14A-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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DUCOMMUN INCORPORATED

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DUCOMMUN INCORPORATED

23301 Wilmington Ave.

Carson, California 90745-6209

(310) 513-7200

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

May 5, 2010

To the Shareholders of

Ducommun Incorporated:

Notice is hereby given that the Annual Meeting of Shareholders of Ducommun Incorporated, a Delaware corporation (the “Corporation”), will be held at the Long Beach Hilton, 701 W. Ocean Blvd., Long Beach, California, on Wednesday, May 5, 2010, at the hour of 9:00 o’clock A.M. for the following purposes:

1. To elect one director to serve for a one-year term ending in 2011, one director to serve for a two-year term ending in 2012, and three directors to serve for three-year terms ending in 2013.

2. To consider and act upon a proposed amendment to the 2007 Stock Incentive Plan to increase by 600,000 the number of shares of Common Stock available thereunder.

3. To ratify the selection of PricewaterhouseCoopers LLP as the Corporation’s independent accountants for the Corporation’s fiscal year ending December 31, 2010.

4. To transact any other business that may properly be brought before the meeting or any adjournments or postponements thereof.

March 15, 2010 has been established as the record date for the determination of shareholders entitled to notice of, and to vote at, the Annual Meeting. All shareholders are cordially invited to attend the meeting in person.

To insure your representation at the meeting, please complete and mail your Proxy Card in the return envelope provided, as soon as possible. This will not prevent you from voting in person by completing a ballot at the meeting should you so desire, but will help to secure a quorum and will avoid added solicitation costs. Directions to the Annual Meeting of Shareholders may be obtained by calling the telephone number listed above.

By Order of the Board of Directors

James S. Heiser

Secretary

Carson, California

April 1, 2010

DUCOMMUN INCORPORATED

23301 Wilmington Ave.

Carson, California 90745-6209

(310) 513-7200

PROXY STATEMENT

This Proxy Statement and the 2009 Annual Report to Shareholders are being mailed on or about April 1, 2010 to shareholders of Ducommun Incorporated (the “Corporation”) who are such of record on March 15, 2010, in connection with the solicitation of proxies for use at the Corporation’s Annual Meeting of Shareholders to be held at 9:00 o’clock A.M. on May 5, 2010, or at any adjournments or postponements thereof (the “Annual Meeting”), for the purposes set forth herein and in the accompanying Notice of Annual Meeting. The accompanying proxy is solicited by the Board of Directors (the “Board”) of the Corporation. Solicitation will be made by mail, interview, telephone, facsimile and internet. D. F. King & Co., Inc. has been retained to assist in the solicitation of proxies for which it will be paid a fee of $5,500 plus reimbursement of out-of-pocket expenses. Brokers, nominees, banks and other custodians will be reimbursed for their costs incurred in forwarding solicitation material to beneficial owners. All expenses incident to the proxy solicitation will be paid by the Corporation.

Proxies in the accompanying form will be voted in accordance with the instructions given therein. If no instructions are given, the proxies will be voted for the election as directors of the management nominees, for approval of the amendment of the 2007 Stock Incentive Plan, for ratification of the selection of PricewaterhouseCoopers LLP as the Corporation’s independent accountants for the fiscal year ending December 31, 2010, and in their discretion on such other business as may properly come before the meeting. Any shareholder may revoke his proxy at any time prior to its use by filing with the Secretary of the Corporation a written notice of revocation or a duly executed proxy bearing a later date or by voting in person at the Annual Meeting.

The close of business on March 15, 2010 has been fixed as the record date (the “Record Date”) for the determination of holders of shares of Common Stock entitled to notice of, and to vote at, the Annual Meeting. At the close of business on the Record Date, the Corporation had outstanding 10,473,896 shares (excluding treasury shares) of Common Stock, $.01 par value per share (the “Common Stock”). In the election of directors, holders of Common Stock have cumulative voting rights. Cumulative voting rights entitle a shareholder to a number of votes equal to the number of directors to be elected multiplied by the number of shares held. The votes so determined may be cast for one candidate or distributed among one or more candidates. Votes may not be cast, however, for a greater number of candidates than the number of nominees named herein. On all other matters to come before the Annual Meeting, each holder of Common Stock will be entitled to one vote for each share owned.

A majority of the outstanding shares of Common Stock will constitute a quorum at the Annual Meeting. Abstentions and broker non-votes will be counted for purposes of determining whether a quorum has been obtained. In the election of directors, abstentions and broker non-votes will not be counted. On all other matters, abstentions will be counted, but broker non-votes will not be counted, for purposes of determining whether a proposal has been approved.

In the election of directors, the candidates receiving the highest number of votes will be elected to fill the vacancies on the Board of Directors. The amendment of the 2007 Stock Incentive Plan and the ratification of PricewaterhouseCoopers LLP as the Corporation’s independent accountants for the fiscal year ending December 31, 2010 require approval by the affirmative vote of a majority of the votes cast.

Important Notice Regarding the Availability of Proxy Materials for the

Shareholder Meeting to be Held on May 5, 2010

This Proxy Statement and the 2009 Annual Report to Shareholders are available at

http://bnymellon.mobular.net/bnymellon/dco.

1. ELECTION OF DIRECTORS

Five directors (out of a total of nine) are to be elected at the forthcoming Annual Meeting: (i) one director to serve for a one-year term expiring at the Annual Meeting in 2011 and thereafter until his successor is elected and qualified, (ii) one director to serve for a two-year term expiring at the Annual Meeting in 2012 and thereafter until his successor is elected and qualified and (iii) three directors to serve for three-year terms expiring at the Annual Meeting in 2013 and thereafter until their successors are elected and qualified. The nominees for such positions are H. Frederick Christie (for a one-year term), Anthony J. Reardon (for a two-year term), and Robert C. Ducommun, Dean M. Flatt and Jay L. Haberland (for three-year terms). In the absence of a contrary direction, proxies in the accompanying form will be voted for the election of the foregoing nominees. Management does not contemplate that any of the nominees will be unable to serve as a director, but if that should occur the person designated in the proxies will cast votes for other persons in accordance with their best judgment. In the event that any person other than the nominees named herein should be nominated for election as a director, the proxy holders may vote for less than all of the nominees and in their discretion may cumulate votes. Should any of the directors whose terms continue past the 2010 Annual Meeting cease to serve as directors prior to the Annual Meeting, the authorized number of directors will be reduced accordingly. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR MESSRS. CHRISTIE, DUCOMMUN, FLATT, HABERLAND AND REARDON.

Directors’ Qualifications

The Board of Directors believes that the Board of Directors, as a whole, should possess a combination of skills, professional experience, and backgrounds necessary to oversee the Corporation’s business. In addition, the Board of Directors believes that there are certain attributes that every director should possess, as reflected in the Board’s membership criteria. Accordingly, the Board of Directors and its Corporate Governance and Nominating Committee consider the qualifications of directors and director candidates individually and in the broader context of the Board of Directors’ overall composition and the Corporation’s current and future needs.

The Corporate Governance and Nominating Committee is responsible for developing and recommending Board of Director membership criteria to the Board for approval. The criteria, which are set forth in the Corporation’s Corporate Governance Guidelines, include independent and sound judgment, integrity, the ability to commit sufficient time and attention to Board of Director activities, and the absence of potential conflicts with the Corporation’s interests. In addition, the Corporate Governance and Nominating Committee periodically evaluates the composition of the Board of Directors to assess the skills and experience that are currently represented on the Board of Directors as well as the skills and experience that the Board of Directors will find valuable in the future, given the Corporation’s current situation and strategic plans. While the Corporate Governance and Nominating Committee does not have an explicit policy with respect to diversity, it carefully considers the Board’s diversity of qualifications in terms of industry experience, functional skills, age, governance service on other boards, prior work experience, educational background, and other important considerations. The Corporate Governance and Nominating Committee believes that it is important that Board of Director members represent diverse viewpoints and perspectives in their application of judgment to company matters.

In evaluating director candidates, and considering incumbent directors for renomination to the Board of Directors, the Corporate Governance and Nominating Committee has considered a variety of factors. These include each nominee’s independence, financial literacy, personal and professional accomplishments and experience.

The following information is furnished as of March 15, 2010, with respect to the persons who are nominees for election to the Board of Directors, as well as for the other four directors of the Corporation whose terms of office will continue after the 2010 Annual Meeting.

Joseph C. Berenato Chairman of the Board	Age 63	Director Since 1997	Term Expires 2011

Mr. Berenato has been Chairman of the Board since 1999. Mr. Berenato was Chief Executive Officer from 1997 to 2009, President from 1997 to 2007, and Chief Financial Officer from 1991 to 1996. Mr. Berenato presently is a Director or Trustee of certain mutual funds in the American Funds Family managed by Capital Research & Management Company. As the former Chief Executive Officer of the Corporation, Mr. Berenato provides the Board with a thorough understanding of the strategic direction of the Corporation and has experience in all aspects of the Corporation’s business.

Anthony J. Reardon	Age 59	Director Since 2010	Term Expires 2012
President and Chief Executive Officer

Mr. Reardon has been Chief Executive Officer since 2010 and President since 2008. Mr. Reardon was President of Ducommun AeroStructures, Inc. from 2002 to 2007, and Senior Vice President Business Management of Ducommun AeroStructures, Inc. from 2001 to 2002. As the current Chief Executive Officer of the Corporation, Mr. Reardon provides an insider’s perspective in Board discussions about the business and strategic direction of the Corporation, and has detailed knowledge of all aspects of the Corporation’s current operations and business.

H. Frederick Christie Consultant	Age 76	Director Since 1985	Term Expires 2011

Mr. Christie is a consultant and the retired President and Chief Executive Officer of the Mission Group, a subsidiary of SCEcorp (now Edison International). Mr. Christie previously served as President and as Executive Vice President and Chief Financial Officer of Southern California Edison Company, a subsidiary of SCEcorp. He is a Director of AECOM Technology Corp., DineEquity, Inc., and Southwest Water Company, and a Director or Trustee of certain mutual funds in the American Funds Family managed by Capital Research & Management Company. During the past five years, Mr. Christie also has been a Director of Valero, L.P. As the former Chief Financial Officer of a public company, Mr. Christie is the Audit Committee financial expert and chairman of the Audit Committee, and provides the Board with strong accounting and financial experience.

Board Committees: Audit (Chairman) and Compensation

Eugene P. Conese, Jr.	Age 50	Director Since 2000	Term Expires 2012
Managing Director, Gridiron Capital LLC

Mr. Conese is a Managing Director of Gridiron Capital LLC, a private equity firm. Mr. Conese was previously President of Greenwich Air Services, Inc., a company providing maintenance, repair and overhaul services for gas turbine engines for commercial and military aerospace markets. As the former President and a member of the Board of Directors of a public aerospace company, Mr. Conese provides the Board with significant operational expertise, as well as experience in acquisitions of businesses.

Board Committees: Corporate Governance and Nominating

Ralph D. Crosby, Jr.	Age 62	Director Since 2000	Term Expires 2012
Chairman, EADS North America, Inc.

Mr. Crosby is the Chairman of EADS North America, Inc. Mr. Crosby was previously Chief Executive Officer of EADS North America, Inc. and Corporate Vice President and President, Integrated Systems Sector of Northrop Grumman Corporation. As a former senior executive in two of the world’s largest aerospace companies, Mr. Crosby provides the Board with a global perspective and significant operational experience, including in particular with respect to the aerostructures segment of the Corporation’s business.

Board Committees: Compensation (Chairman)

Robert C. Ducommun Business Advisor	Age 58	Director Since 1985	Term Expires 2013

Mr. Ducommun is a Business Advisor. Mr. Ducommun was previously the Chief Financial Officer for several private companies and a management consultant with McKinsey & Company. As a former management consultant and Chief Financial Officer, Mr. Ducommun brings to the Board substantial financial acumen and leadership in setting the strategic direction for the Corporation.

Board Committees: Corporate Governance and Nominating (Chairman) and Audit

Dean M. Flatt	Age 59	Director Since 2009	Term Expires 2013
Retired President, Defense & Space, Honeywell International, Inc.

Mr. Flatt is the retired President, Defense & Space of Honeywell International, Inc. Mr. Flatt was previously President, Aerospace Electronic Systems and President, Performance Materials of Honeywell International, Inc. As the former President of several divisions of one of the world’s largest avionics manufacturers, Mr. Flatt contributes to the Board diverse operational experience and understanding of technologies relevant to the Corporation’s business.

Board Committees: Audit

Jay L. Haberland	Age 59	Director Since 2009	Term Expires 2013
Retired Vice President, United Technologies Corporation

Mr. Haberland is the retired Vice President, Business Controls of United Technologies Corporation. Mr. Haberland was previously the Chief Financial Officer of Sikorsky Aircraft Corporation, a subsidiary of United Technologies Corporation, and Vice President, Controller and Chief Accounting Officer of United Technologies Corporation. As the former Chief Financial Officer of one of the world’s largest helicopter manufacturers and the Chief Accounting Officer of a world-wide diversified manufacturer, Mr. Haberland is a certified public accountant and provides the Board with significant expertise in financial and accounting matters, as well as substantial international experience.

Board Committees: Audit

Robert D. Paulson	Age 64	Director Since 2003	Term Expires 2011
Chief Executive Officer, Aerostar Capital LLC

Mr. Paulson is the Chief Executive Officer of Aerostar Capital LLC, a private equity firm. Mr. Paulson has been a management consultant for the aerospace industry for over 30 years, and was previously a senior partner with McKinsey & Company. Mr. Paulson is a Director of Nationwide Health Properties, Inc. As a long-time consultant and investor in the aerospace industry, Mr. Paulson contributes to the Board substantial experience in developing and executing business strategies, as well as experience in the acquisition of businesses.

Board Committees: Compensation and Corporate Governance and Nominating

Lead Director

The Board of Directors met five times in 2009. All incumbent directors attended seventy-five percent or more of the meetings of the Board of Directors and Committees of the Board which were held while they were a director during 2009. The Corporation strongly encourages all directors to attend the Annual Meeting of Shareholders, and seven of the nine directors attended the 2009 Annual Meeting of Shareholders (Messrs. Flatt and Reardon were not directors at the time). The Corporation has instituted a policy of holding regularly scheduled executive sessions of non-management directors to follow each regularly scheduled meeting of the full Board of Directors. Additional executive sessions of non-management directors may be held from time to time as required. The director serving as the presiding director during executive sessions currently is Mr. Paulson.

Each of the persons named above was elected by the shareholders at a prior annual meeting except for Mr. Reardon, who was elected to the Board in 2010, and Mr. Flatt who was elected to the Board in 2009. Mr. Flatt was first identified as a possible nominee by a third-party search firm. The Board of Directors has determined that Messrs. Christie, Conese, Crosby, Ducommun, Flatt, Haberland and Paulson do not have any relationship with the Corporation other than in connection with their service as directors and meet the independence standards of the New York Stock Exchange’s listing standards.

COMPENSATION OF DIRECTORS

Description of Director Compensation

During 2009, directors who were not employees of the Corporation or a subsidiary were paid an annual retainer of $25,000 and received $1,000 for each Board of Directors meeting or committee meeting they attend. The chairman of each of the Audit Committee, the Compensation Committee, and the Corporate Governance and Nominating Committee were paid an additional annual retainer of $7,500. The presiding director was paid an additional annual retainer of $12,500. Directors also were granted, following the Annual Meeting of Shareholders in 2009, stock options to purchase 3,000 shares of Common Stock of the Corporation at an exercise price equal to 100% of the closing price of the Corporation’s Common Stock on the New York Stock Exchange on the date of grant.

In 2010, directors who are not employees of the Corporation or a subsidiary will be paid an annual retainer of $45,000, but will not receive any fee for attending meetings of the Board of Directors. The chairman of each of the Audit Committee, Compensation Committee and the Corporate Governance and Nominating Committee will be paid an additional annual retainer fee of $7,500. The presiding director will be paid an additional annual retainer of $15,000. Directors also will be granted, following the Annual Meeting of Shareholders in 2010, restricted stock units for a number of shares approximately equal to $50,000 divided by the average closing price of the Corporation’s Common Stock on the New York Stock Exchange on the five trading days immediately preceding the date of grant.

Under the Directors Deferred Income and Retirement Plan, a director may elect to defer payment of all or part of his fees for service as a director until he retires as a director. Deferred directors’ fees may be placed, at the election of the director, in an interest account or a phantom stock account which tracks the Common Stock of the Corporation with dividends (if any), and will be paid with earnings thereon following the retirement of the director. Upon retirement, Messrs. Christie and Ducommun each will receive the annual retainer fee of $25,000, which was in effect in 2009, for life or for a period of years equal to his service as a director prior to 1997 (when the accrual of additional years of service was terminated), whichever is shorter, provided that the director retires after the age of 65, and is not an employee of the Corporation when he retires.

2009 Director Compensation Table

The following table presents the compensation earned or paid by the Corporation to the non-employee directors for the fiscal year ended December 31, 2009.

	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)(2)(3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	Total ($)
H. Frederick Christie	54,500	18,270	(1,748)	71,022
Eugene P. Conese, Jr.	42,000	18,270	0	60,270
Ralph D. Crosby, Jr.(4)	48,500	18,270	0	66,770
Robert C. Ducommun	54,500	18,270	7,772	80,542
Dean M. Flatt	6,846	0	0	6,846
Jay L. Haberland	39,917	18,270	0	58,187
Robert D. Paulson	58,500	18,270	0	76,770

(1)	At December 31, 2009, stock options were outstanding as follows: (a) 15,000 shares for each of Messrs. Christie, Conese, Crosby, Ducommun, and Paulson, and (b) 3,000 shares for Mr. Haberland.
(2)	The methodology and assumptions used in the valuation of stock option awards are contained in footnote 10 to the Corporation’s financial statements included in Form 10-K for the year ended December 31, 2009.
(3)	Each director, except Mr. Flatt, was granted a stock option in 2009 to purchase 3,000 shares of Common Stock.
(4)	Mr. Crosby’s director’s fees were deferred into an account to which 2,960.41 shares of phantom stock were credited, in lieu of cash, in 2009.

BOARD LEADERSHIP STRUCTURE

The Corporation’s Chief Executive Officer is Anthony J. Reardon and the Chairman of the Board is Joseph C. Berenato, the Corporation’s former Chief Executive Officer. Since January 1, 2010, we have split the roles of Chairman of the Board and Chief Executive Officer in order to provide a transition in leadership. Mr. Berenato, who had been Chairman of the Board and Chief Executive Officer, retired as an executive officer of the Corporation effective January 1, 2010 but continues to work full time as the Chairman of the Board. Mr. Reardon was elected Chief Executive Officer effective January 1, 2010 following the retirement of Mr. Berenato.

The Board of Directors believes that strong, independent leadership and oversight of management is an important component of an effective Board of Directors. In this regard, the Board has elected Robert D. Paulson as the independent lead director with leadership authority and responsibilities. Mr. Paulson, together with the other members of the Board of Directors, review the agenda for all Board meetings, and Mr. Paulson sets the agenda for and leads all executive sessions of the independent directors and provides consolidated feedback from those meetings to the Chairman and the Chief Executive Officer. The Board of Directors regularly meets in executive session without management present following each Board meeting and outside of regularly scheduled Board meetings on key issues as required. The lead director’s responsibilities and authority include:

•	coordinating the activities of the independent directors;

•	presiding at meetings of the Board of Directors at which the Chairman and the CEO are not present, including executive sessions of the independent directors;

•	setting the agenda for and leading non-management and independent director sessions held by the Board regularly, and briefing the Chairman and the CEO on any issues arising from those sessions;

•	having the authority to call executive sessions of the independent directors;

•	serving as a liaison between the Chairman and the CEO and the independent directors;

•	advising on the flow of information sent to the Board of Directors, and reviewing the agenda, materials and schedule for Board meetings; and

•	being available for consultation and communication with major shareholders as appropriate.

The independent members of the Board of Directors have determined that having a separate Chairman and Chief Executive Officer will be the most effective in assuring an efficient transition of the duties of the Chief Executive Officer and is the most appropriate leadership structure for the Board of Directors at this time. However, the roles of Chairman and CEO may be filled by the same or different individuals. This allows the Board of Directors flexibility to determine whether the two roles should be combined in the future based upon the Corporation’s needs and the Board of Directors’ assessment of the Corporation’s leadership from time to time. The Board of Directors periodically reviews the structure of Board and Corporation leadership as part of the succession planning process.

THE BOARD’S ROLE IN RISK OVERSIGHT

The Board of Directors oversees risk management as a whole and through its Committees. The Board regularly reviews information regarding, and risks associated with, the Corporation’s operations and liquidity.

While the full Board of Directors has the ultimate oversight responsibility for the risk management process, various Board Committees also have responsibilities for risk management in certain areas. In particular, the Audit Committee reviews risks related to financial reporting and internal controls. The Audit Committee also, at least annually, reviews and assesses enterprise-wide risks and risk mitigation plans implemented by management. Management regularly reports on each such risk to the Audit Committee or the full Board of Directors, as appropriate, and additional review or reporting on enterprise risks is conducted as needed or as requested by the Board of Directors or the Audit Committee. The Compensation Committee reviews the Corporation’s overall compensation programs and their effectiveness aligning executive pay with performance in the interests of shareholders. The Corporate Governance and Nominating Committee reviews and makes recommendations to the Board concerning the Corporation’s leadership structure and director independence.

The Compensation Committee reviews the risks associated with the Corporation’s compensation policies and practices for executive officers and employees generally. The Compensation Committee did not identify any risks arising from these policies and practices which are reasonably likely to have a material adverse effect on the Corporation. In the course of its review, the Compensation Committee considered various features of the compensation policies and practices that discourage excessive risk taking, including, but not limited to, the following:

•	An appropriate compensation philosophy based on peer group and other market compensation data,

•	An effective balance between cash and equity-based compensation,

•	An appropriate mix of short and longer-term performance measures, and

•	Financial and non-financial performance measurements, together with Compensation Committee and management discretion to adjust compensation appropriately.

COMMITTEES OF THE BOARD OF DIRECTORS

The Corporation has standing Audit, Compensation, and Corporate Governance and Nominating Committees. The members of each of the Committees are listed above under “Directors’ Qualifications.”

The Audit Committee, which met formally six times during 2009, oversees the integrity of the Corporation’s financial statements, the Corporation’s compliance with legal and regulatory requirements, the independent auditor’s qualifications and independence, and the performance of the Corporation’s internal audit function and the Corporation’s independent auditor. The Audit Committee is governed by a charter which was adopted by the Board of Directors, and which is attached to this Proxy Statement as Appendix A. The Corporation’s securities are listed on the New York Stock Exchange and are governed by its listing standards. All of the members of the Audit Committee meet the independence standards of the New York Stock Exchange’s listing standards. The Board of Directors has determined that Mr. Christie, the chairman of the Audit Committee, is an audit committee financial expert as such term is defined under the regulations of the Securities and Exchange Commission (“SEC”).

The Compensation Committee, which met formally five times during 2009, reviews and approves compensation for executive officers, grants stock options and other stock-based awards, administers stock option and stock-based award programs, reviews and recommends retirement plans, reviews and approves employment agreements and severance arrangements for executive officers, and oversees the evaluation of management of the Corporation. All of the members of the Compensation Committee meet the independence standards of the New York Stock Exchange’s listing standards.

The Corporate Governance and Nominating Committee, which met formally five times during 2009, reviews and recommends to the Board of Directors the nominees for election as directors of the Corporation and oversees the corporate governance of the Corporation. All of the members of the Corporate Governance and Nominating Committee meet the independence standards of the New York Stock Exchange’s listing standards.

The charters of each of the committees of the Board of Directors and the Corporation’s Corporate Governance Guidelines are available on the Corporation’s website at www.ducommun.com and are available in writing upon the written request of any shareholder of the Corporation. Such requests should be addressed to Ducommun Incorporated, 23301 Wilmington Ave., Carson, CA 90745-6209, Attn: James S. Heiser, Secretary.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During 2009, no member of the Compensation Committee of the Board of Directors was or had been an officer or employee of the Corporation, or had any relationship requiring disclosure hereunder. During 2009, no executive officer of the Corporation served as a member of the Compensation Committee or as a director of another entity, one of whose executive officers served on the Compensation Committee of the Board of Directors or as a director of the Corporation.

NOMINATING PROCESS

The Corporate Governance and Nominating Committee will consider director candidates recommended by security holders of the Corporation, provided that any security holder recommending a director candidate must have beneficially owned more than five percent (5%) of the Corporation’s voting common stock continuously for at least one (1) year as of the date the recommendation is made and any such security holder may submit the name of only one person each year for consideration as a director candidate. All such security holders’ recommendations of director candidates must be submitted to the Secretary of the Corporation in writing no later than October 31 of the year preceding the annual meeting of shareholders, and must include (i) the full name, address and Social Security number of the director candidate recommended, (ii) the full name, address and taxpayer identification number of each of the security holders, and (iii) an affidavit of each of the security holders that they satisfy the minimum beneficial ownership of common stock requirements set forth above. The Corporate Governance and Nominating Committee considers and evaluates candidates recommended by security holders in the same manner that it considers and evaluates other director candidates.

The Corporate Governance and Nominating Committee believes that all Committee-recommended nominees for election as a director of the Corporation must, at a minimum, have (i) diverse expertise, business experience, sound judgment and a record of accomplishment in areas relevant to the Corporation’s business activities, (ii) unquestionable integrity, (iii) commitment to representing the interests of the Corporation’s shareholders, (iv) willingness to devote sufficient time, energy and attention to carrying out their duties and responsibilities effectively, and (v) willingness to serve on the Board for an extended period of time. In identifying candidates to serve on the Board of Directors, the Corporate Governance and Nominating Committee first determines the evolving needs of the Board of Directors, taking into account such factors as it deems appropriate, including the current composition of the Board of Directors, the range of talents, experiences and skills that would best complement those already represented on the Board of Directors, the balance of management and independent directors and the need for financial or other specialized expertise, as discussed in greater detail above under “Directors’ Qualifications.”

The Corporate Governance and Nominating Committee also believes that at least a majority, and preferably two-thirds, of the Corporation’s directors must be independent under the NYSE rules, and that at least one member of the Board of Directors must be an “audit committee financial expert” as defined by SEC rules. All persons to be considered for nomination as a director of the Corporation by the Corporate Governance and Nominating Committee must complete a questionnaire, provide such additional information as the Corporate Governance and Nominating Committee may request, and meet in person with directors of the Corporation.

SECURITY HOLDERS AND OTHER INTERESTED PARTIES

COMMUNICATIONS WITH THE BOARD OF DIRECTORS

Security holders and other interested parties may communicate with the Corporation’s Board of Directors in writing by mail, addressed to Board of Directors, Ducommun Incorporated, 23301 Wilmington Ave., Carson, CA 90745-6209. Persons wishing to communicate with the Board of Directors should include their full name and address. Security holders and other interested parties wishing to communicate with the Board of Directors should also include the number of shares of common stock beneficially owned, and the name of the record holder of the common stock if different from themselves (e.g., the name of any broker or bank holding the stock). The Corporation intends to forward all communications from security holders and other interested parties in the manner described above to the Corporate Governance and Nominating Committee members, who will then determine whether the communications should be distributed to the entire Board of Directors of the Corporation. If the Board of Directors of the Corporation receives a substantial number of communications from security holders and other interested parties, the Corporate Governance and Nominating Committee may delegate to the general counsel of the Corporation the screening of these communications to remove solicitations and communications unrelated to the Corporation’s business. Should shareholders or other interested parties desire to communicate with the Corporation’s presiding director or non-management directors as a group, such communications should be addressed to either the presiding director or the non-management directors at the address set forth above.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires the Corporation’s officers and directors, and persons who own more than 10% of the Corporation’s equity securities, to file reports of ownership and changes in ownership with the SEC and to furnish copies of such forms to the Corporation. Based solely on a review of the copies of such forms furnished to the Corporation, and on written representations that no Forms 5 were required, the Corporation believes that during its past fiscal year all of its officers, directors and greater than 10% owners complied with the filing requirements of Section 16(a).

CODE OF ETHICS

The Corporation has adopted a Code of Ethics for Senior Financial Officers and a Code of Business Conduct and Ethics, the text of each of which is posted on the Corporation’s website at www.ducommun.com and is available in writing upon the written request of any shareholder of the Corporation. Such requests should be addressed to Ducommun Incorporated, 23301 Wilmington Ave., Carson, CA 90745-6209, Attn: James S. Heiser, Secretary.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The tables below show the name and address of the beneficial owners, amount and nature of beneficial ownership and percentage ownership of persons or groups known by the Corporation to be the beneficial owners of 5% or more of the outstanding shares of Common Stock as of December 31, 2009 except for (i) Mr. Ducommun who is shown as of March 15, 2010 and (ii) Mesirow Financial Investment US Value Equity which has been excluded based on a Schedule 13D filed with the SEC dated February 22, 2010 reporting beneficial ownership of less than 5% of the Corporation’s Common Stock. The tables below also show the name, amount and nature of beneficial ownership and percentage ownership of each director and nominee for director, each executive officer named in the Summary Compensation Table contained in this Proxy Statement, and all directors and executive officers as a group as of March 15, 2010. Unless otherwise indicated, such shareholders have sole voting and investment power (or share such power with their spouse) with respect to the shares set forth in the tables. The Corporation knows of no contractual arrangements which may at a subsequent date result in a change in control of the Corporation.

For the purposes of the tables, beneficial ownership of shares has been determined in accordance with Rule 13d-3 of the SEC, under which a person is deemed to be the beneficial owner of securities if he or she has or shares voting or investment power with respect to such securities or has the right to acquire ownership thereof within 60 days. Accordingly, the amounts shown in the tables do not purport to represent beneficial ownership for any purpose other than compliance with SEC reporting requirements.

Security Ownership of Certain Beneficial Owners

Name and Address of Shareholders	Number of Shares		Percentage of Class
Robert C. Ducommun	584,988	(1)	5.6%
1155 Park Avenue New York, NY 10128

BlackRock, Inc.	579,221	(2)	5.5%
40 East 52nd Street New York, NY 10022

Dimensional Fund Advisors LP	863,786	(3)	8.3%
Palisades West, Building One 6300 Bee Cave Road Austin, TX 78746

(1)	The number of shares includes (i) 50,000 shares held by a foundation of which Mr. Ducommun is an officer, as to which he disclaims any beneficial interest, (ii)103,438 shares as to which Mr. Ducommun has been granted a proxy to exercise voting power by his sister, Electra D. de Peyster, (iii) a total of 5,050 shares owned by Mr. Ducommun’s wife, daughter and step-daughters and 3,000 shares owned by his nephews, as to which he disclaims any beneficial interest, (iv) 3,500 shares held in an IRA for the benefit of himself, and (v) 15,000 shares issuable upon exercise of stock options. Mr. Ducommun has sole voting and sole investment power as to 423,500 shares, shared voting power as to 103,438 shares and shared investment power as to 58,050 shares.
(2)	The information is based on a Schedule 13G filed with the SEC dated January 20, 2010.
(3)	The information is based on a Schedule 13G filed with the SEC dated February 10, 2010. Dimensional Fund Advisors LP has sole voting power as to 846,577 shares and sole investment power as to 863,786 shares.

Security Ownership of Directors and Management

Name	Number of Shares(1)(2)	Percentage of Class
Joseph C. Berenato	148,716	1.4%
H. Frederick Christie	26,159	*
Eugene P. Conese, Jr.	21,594	*
Ralph D. Crosby, Jr.	21,434	*
Robert C. Ducommun	584,988	5.6%
Dean M. Flatt	0	*
Jay L. Haberland	3,000	*
Robert D. Paulson	28,076	*
Anthony J. Reardon	65,318	*
Joseph P. Bellino	5,000	*
James S. Heiser	23,568	*
Samuel D. Williams	13,159	*
All Directors and Executive Officers as a Group (16 persons)	963,412	9.0%

*	Less than one percent.
(1)	The number of shares includes the following shares that may be purchased within 60 days after March 15, 2010 by exercise of outstanding stock options: 90,000 by Mr. Berenato, 15,000 by each of Messrs. Christie, Conese, Crosby, Ducommun and Paulson, 3,000 by Mr. Haberland, 61,000 by Mr. Reardon, 5,000 by Mr. Bellino, 21,250 by Mr. Heiser, 11,250 by Mr. Williams and 288,850 by all directors and executive officers as a group. The number of shares for Mr. Berenato includes 11,750 held in an IRA for the benefit of himself, 6,950 held in trust for the benefit of his children, and 425 held in an IRA for the benefit of his wife.
(2)	See the information set forth in Note 1 to the table under “Security Ownership of Certain Beneficial Owners.”

COMPENSATION OF EXECUTIVE OFFICERS

2010 Compensation Discussion and Analysis

Overview

Decisions relating to compensation of the Corporation’s executive officers generally are made by the Compensation Committee of the Board of Directors. Each member of the Compensation Committee is an independent director of the Corporation.

Compensation awarded to, earned by, or paid to the Corporation’s executive officers during 2009, who are listed in the tables below (the “named executive officers”), consists principally of the following:

•	Salary paid on a bi-weekly basis,

•	Annual cash bonus paid in the first quarter of 2010,

•	Nonqualified stock options which are granted each year and vest over the subsequent four years, and

•	Performance stock units which are granted each year and vest based on the Corporation’s performance over the subsequent three-year performance period.

The Corporation has entered into key executive severance agreements with each of the named executive officers, and all of the executive officers are covered by the Corporation’s severance practices. Other compensation paid to executive officers is not material. The Corporation generally does not provide any pension, profit sharing or other similar retirement benefits, or many of the executive perquisites typically provided by other companies to their senior executives.

Each element of compensation of the chief executive officer is set by the Compensation Committee. Each element of compensation of the other named executive officers is recommended by the chief executive officer and approved by the Compensation Committee.

Compensation Objectives

The Corporation’s compensation programs are designed to provide competitive levels of compensation that relate pay to the achievement of the Corporation’s financial goals, recognize individual initiative and performance, and assist the Corporation in attracting and retaining qualified executives. The Corporation intends for overall compensation of the named executive officers to be at levels that are broadly competitive with other companies of similar size.

The Corporation’s philosophy in the compensation of its named executive officers is oriented towards a “pay-for-performance” approach. Except for salaries, virtually all other compensation of the named executive officers is performance based as follows:

•

Annual cash bonuses are designed to reward the achievement of annual financial goals. In particular, annual cash bonuses are based on the Corporation’s actual financial performance compared to targets for net income and cash from operations, and on the individual performance of the named executive officers.

•

Nonqualified stock options are designed to reward the achievement of long-term growth in the Corporation’s stock price. Nonqualified stock options are granted at 100% of the closing price of the Corporation’s stock on the New York Stock Exchange on the date of grant, and vest in increments over a period of four (4) years. Stock options will have value to the named executive officers only to the extent of any increase in the Corporation’s stock price.

•

Performance stock units are designed to reward the achievement of long-term growth in the Corporation’s diluted earnings per share and stock price relative to an industry index. Performance stock units generally vest at the end of the three-year performance period depending on the Corporation’s performance relative to the performance metrics.

The Corporation does not target any specific mix of cash versus non-cash compensation or immediate payout versus long-term compensation for its named executive officers. Instead, each element of compensation (salary, annual cash bonus and stock-based compensation) is paid or awarded in amounts which are each intended to be market competitive and consistent with the principles described above and internal pay equity within the Corporation.

Compensation Benchmarking

The Compensation Committee retained Deloitte Consulting LLP (“Deloitte”) in 2009 as an independent compensation consultant directly reporting to the Compensation Committee. The Compensation Committee retained Deloitte to assess the Corporation’s executive compensation compared to a peer group and published compensation survey data, and to make recommendations as appropriate for changes in the Corporation’s executive compensation. The peer group consisted of thirteen smaller aerospace and defense companies and five technology companies selected by Deloitte that are located in California. The peer group consisted specifically of the following:

• Astronics Corporation	• LaBarge, Inc.

• Coherent, Inc.	• Ladish Co., Inc.

• Curtiss-Wright Corporation	• LMI Aerospace, Inc.

• Dynamics Research Corporation	• Multi-Fineline Electronix, Inc.

• Esterline Technologies Corporation	• Moog Inc.

• Heico Corporation	• Newport Corporation

• Herley Industries, Inc.	• Triumph Group, Inc.

• Hexcel Corporation	• TTM Technologies, Inc.

• Kaman Corporation	• Universal Electronics Inc.

In addition, Deloitte compared the Corporation’s executive compensation to the compensation survey data for California manufacturers supplied by the Economic Research Institute. With respect to the Chief Executive Officer and the Chief Financial Officer, the Compensation Committee considered both the peer group data and the compensation survey data. With respect to the other executive officers, the number of positions in the peer group data was considered insufficient and the Compensation Committee relied to a greater extent on the compensation survey data.

As a result of this compensation evaluation, the Compensation Committee did not take any actions that affected compensation for the named executive officers in 2009. However, the Compensation Committee took the following actions which were effective January 1, 2010:

•	Mr. Reardon’s salary was increased to $500,000 per year as a result of his promotion to Chief Executive Officer of the Corporation,

•

Mr. Reardon’s annual cash bonus target was increased to 60% of salary (for a range of 0-180% of salary) since the prior target bonus of 50% of salary for the Chief Executive Officer was meaningfully below the median both for the peer group and the compensation survey data, and

•	Mr. Berenato’s salary was reduced to $450,000 as a result of a reduction in his duties following the promotion of Mr. Reardon to Chief Executive Officer.

Salaries

The Corporation pays salaries to its named executive officers in consideration of the performance of specific roles and responsibilities. In 2009, the salaries of the named executive officers were not increased. The Corporation took this action as a cost control measure in view of economic uncertainties facing the Corporation and other businesses throughout the world.

Annual Cash Bonuses

Annual cash bonuses are awarded based on the Corporation’s actual financial performance compared to targets (weighted equally) for net income and cash from operations (each excluding goodwill impairment), and on the individual performance of named executive officers. The Compensation Committee chose net income and cash from operations as the performance targets because it believes that growth in net income and cash from operations are essential to the Corporation’s objective to provide superior long-term total shareholder return. The Compensation Committee approves at the beginning of the year the thresholds, targets and maximums for the financial performance measures and the formula for funding the bonus pool. The thresholds, targets and maximums for 2009 for net income and cash from operations of the Corporation for purposes of funding the 2009 bonus pool were as follows:

	Threshold	(in $000s) Target	Maximum
Net Income (excluding goodwill impairment)	15,700	19,600	24,500
Cash from Operations (excluding goodwill impairment)	13,200	16,400	28,500

Annual cash bonuses were targeted at 50% of salary for the chief executive officer and the president and chief operating officer, and 40% of salary for the other named executive officers. The Compensation Committee established the bonus targets as a percent of salary of each of the named executive officers based on its general industry knowledge of competitive market practices. Annual cash bonuses can range from zero to an upper range of three times the targeted percentage of salary for each named executive officer. Although the annual cash bonus plan is formula-based, the Compensation Committee has the discretion to award bonuses which differ from the formula-based amounts, including awarding bonuses in excess of the maximum amounts based upon the subjective qualitative assessment of an individual’s performance and contributions during the year, the importance of the individual’s position within the Corporation, internal pay equity and retention considerations.

In 2009, the Corporation’s net income and cash from operations (each excluding goodwill impairment) were as follows:

(in $000s) Actual
Net Income (excluding goodwill impairment)	17,936
Cash from Operations (excluding goodwill impairment)	30,812

As a result, in 2009 the Corporation’s net income was more than the pre-established minimum but less than the target, and cash flow from operations substantially exceeded the pre-established maximum. Annual cash bonuses awarded to the named executive officers for 2009 were awarded in amounts slightly less than the formula under the annual cash bonus plan. The Compensation Committee reduced the annual cash bonuses slightly on a discretionary basis in view of the Corporation’s decline in net income from the prior year.

The Corporation does not currently have a policy requiring a specific course of action with respect to compensation adjustments following later restatements of financial results. Under those circumstances, the Compensation Committee would evaluate whether adjustments are appropriate based upon the facts and circumstances surrounding the restatement and existing laws.

Stock-Based Compensation

Stock-based compensation awards are granted periodically to the named executive officers to attract, motivate and retain these employees. Stock options are performance-based since the stock options will have value to the named executive officers only to the extent of any increase in the Corporation’s stock price. Performance stock units are performance-based since the performance stock units vest only if the Corporation achieves the specified performance metrics. Restricted stock units, which are not performance-based, are used only selectively where there is a need to provide a long-term incentive for a particular named executive officer to remain in the employment of the Corporation.

Stock options are typically granted in late June of each year, but stock options may be granted at other times in the event of the new hire of an executive officer or the special award of a stock option to recognize individual performance. The Compensation Committee establishes the meeting dates and grant dates for stock options and does not determine these dates based on knowledge of material nonpublic information or in response to the Corporation’s stock price.

In 2009, nonqualified stock options generally were granted to the named executive officers in amounts consistent with the Corporation’s recent historical pattern of stock option grants. The Corporation granted stock options to the named executive officers in 2009 to encourage the named executive officers to work with a long-term view in the interest of shareholders and to reward the achievement of long-term growth in the Corporation’s stock price.

Effective January 1, 2009, performance stock units were awarded which will be earned and become vested based upon the achievement of specific performance targets over a three-year performance period (from January 1, 2009 to December 31, 2011). The performance stock units generally will vest at the end of the three-year performance period in amounts from 0% to 200% of the target units depending on the Corporation’s performance relative to two performance metrics during the performance period. However, performance stock units become fully vested immediately at the target number of shares (subject to the discretion of the Compensation Committee to increase, but not decrease, the number of shares) in the event of a change in control of the Corporation, as defined in the performance stock unit agreements. The performance metrics, which are equally weighted, that are used in the performance stock units are: (i) the adjusted cumulative diluted earnings per share of the Corporation during the performance period, and (ii) the relative total shareholder return of the Corporation’s Common Stock compared to the SPADE Defense Index during the performance period. The number of performance stock units that vest based on the Corporation’s performance over the three-year performance period is equal to the sum of (i) the vesting percentage determined by reference to the table below with respect to the Corporation’s adjusted cumulative diluted earnings per share over the performance period multiplied by the number of target performance stock units, plus (ii) the vesting percentage determined by reference to the table below with respect to the relative total shareholder return of the Corporation’s Common Stock compared to the SPADE Defense Index during the performance period multiplied by the target number of performance stock units. The performance metrics for performance stock units awarded in 2009 are as follows:

Adjusted Cumulative Diluted Earnings Per Share	Vesting Percentage of Target Units	Relative Total Annual Shareholder Return	Vesting Percentage of Target Units

$6.82	15%	-5.0%	15%
$7.22	33%	-2.5%	33%
$7.63	50%	0%	50%
$8.07	67%	2.5%	67%
$8.52	83%	5.0%	83%
$8.98	100%	7.5%	100%

In the event that the Corporation’s performance relative to the performance metrics falls between two of the data points listed in the table above, the percentage of target performance stock units that vest will be determined by linear interpolation between the two data points. The adjusted cumulative diluted earnings per share represents the sum of the diluted earnings per share of the Corporation for the years ended December 31, 2009, 2010 and 2011, adjusted, as determined by the Compensation Committee, for changes in accounting, discontinued operations, to exclude gain or loss on the sale of any business or product line, to exclude any asset impairment write-offs or charges (whether of goodwill, intangible or tangible assets), and to exclude expenses for any restricted stock or restricted stock unit awards.

The performance stock units serve the same purposes as the nonqualified stock options discussed above. The Compensation Committee decided to award performance stock units in 2009 to complement stock options and provide a tighter link between executive compensation and the long-term financial performance of the Corporation. The Compensation Committee chose cumulative diluted earnings per share as one of the performance metrics in order to tie executive compensation directly to the long-term growth in the earnings of the Corporation. The Compensation Committee chose relative total shareholder return as the other performance metric in order to tie executive compensation directly to superior total shareholder return relative to a recognized industry index.

Severance and Change in Control Agreements and Practices

As described above, stock-based compensation vests immediately in the event of a change in control of the Corporation. All of the Corporation’s stock-based compensation programs have provided, for many years, for immediate vesting of stock-based awards in the event of a change in control as a matter of fairness to the employees.

Messrs. Berenato, Bellino, Heiser, Reardon and Williams each are parties to key executive severance agreements entered with the Corporation. The Corporation also has a severance practice, which applies in the event of the termination without cause of an executive officer. Benefits under the severance practice are in addition to benefits under the key executive severance agreements.

Key executive severance agreements are considered to be a necessary part of the process in the recruitment and retention of qualified executives. The Compensation Committee approved a key executive severance agreement for Mr. Bellino in 2009 because he had fulfilled more than one year of service with the Corporation and it is the Corporation’s customary practice to enter into key executive severance agreements with key executive officers at such time. The Corporation’s severance practice for the named executive officers is a part of the Corporation’s broader severance practices which apply to all employees (except union employees), although the amount of severance eligibility will vary from employee to employee depending on position, length of service, the business reasons for the termination and other factors. The key executive severance agreements and severance practice are used by the Corporation to allow its executives to focus on shareholder interests in considering strategic alternatives and to provide income protection for executives in the event of an involuntary termination of employment.

Other Compensation

Other compensation and personal benefits paid or made available to the named executive officers is not material. The Corporation provides an automobile allowance to the named executive officers, which partially compensates them for the termination of the company car program a number of years ago. Medical, dental, life and other insurance benefits, and 401(k) matching contributions are provided to the named executive officers on a non-discriminatory basis with other employees of the Corporation. Prior to 2007, the named executive officers could elect to defer certain amounts of salary and bonus (beyond the 401(k) limits). In 2009, no compensation was deferred and no matching contributions were made with respect to deferred compensation amounts. Interest continues to be paid by the Corporation on previously deferred compensation at the “reference rate” of Bank of America in effect from time to time.

2009 Summary Compensation Table

The Summary Compensation Table and the other tables which follow disclose (in accordance with SEC rules) the compensation for the fiscal years ended December 31, 2009, 2008 and 2007 awarded to, earned by or paid to all individuals serving as the Corporation’s chief executive officer and chief financial officer during 2009 and the other three most highly paid executive officers of the Corporation during 2009 (collectively, the “named executive officers”). Columns have been omitted from the tables when there has been no compensation awarded to, earned by or paid to any of the named executive officers required to be reported in that column in any fiscal year covered by the table.

Name and Principal Position	Year	Salary ($)(1)	Stock Awards ($)(2)(3)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(4)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(5)	All Other Compensation ($)(6)	Total ($)
Joseph C. Berenato	2009	545,217	140,475	139,200	420,000	0	23,888	1,268,780
Chairman and Chief	2008	525,000	1,543,850	213,200	590,000	0	23,052	2,895,102
Executive Officer	2007	470,000	162,225	281,902	705,000	3,291	19,872	1,642,290

Joseph P. Bellino	2009	337,025	93,650	73,700	215,000	0	22,986	742,361
Vice President and Chief	2008	87,500	0	178,200	70,000	0	5,004	340,704
Financial Officer

James S. Heiser	2009	301,179	93,650	73,700	195,000	0	21,270	684,799
Vice President, General	2008	286,534	147,900	106,600	250,000	0	20,412	811,446
Counsel and Secretary	2007	272,692	108,150	140,951	315,000	7,798	17,736	862,327

Anthony J. Reardon	2009	363,487	140,475	147,400	300,000	0	23,186	974,548
President and Chief	2008	346,923	147,900	213,200	400,000	0	22,263	1,130,286
Operating Officer	2007	265,385	1,110,550	169,141	325,000	0	18,756	1,888,832

Samuel D. Williams	2009	233,679	46,825	36,850	150,000	0	22,121	489,475
Vice President and	2008	223,846	73,950	53,300	180,000	0	21,409	552,505
Controller	2007	193,154	54,075	70,476	160,000	4,689	17,915	500,309

(1)	Salary in 2009 included 27 bi-weekly payroll periods (54 weeks of salary).
(2)

These columns show the grant date fair value of awards computed in accordance with stock-based compensation accounting rules. The methodology and assumptions used in the valuation of stock option awards, performance stock units (“PSUs”) and restricted stock units (“RSUs”) are contained in footnote 10 to the Corporation’s financial statements included in Form 10-K for the year ended December 31, 2009.

(3)	Stock awards consist of RSUs awarded to Messrs. Berenato and Reardon and PSUs awarded to all of the named executive officers. The value of PSUs, which are subject to performance conditions, are shown in the table above based on the probable outcome of the performance conditions as of the grant date for the award. The following table shows the maximum values for the PSUs as of the grant date of the award:

Name	Year of Award	Maximum Performance Stock Unit Grant Date Fair Value ($)
Joseph C. Berenato	2009	280,950
	2008	443,700
	2007	324,450

Joseph P. Bellino	2009	187,300

James S. Heiser	2009	187,300
	2008	295,800
	2007	216,300

Anthony J. Reardon	2009	280,950
	2008	295,800
	2007	216,300

Samuel D. Williams	2009	93,650
	2008	147,900
	2007	108,150
(4)	Non-equity incentive plan compensation was earned for each of the years ended December 31, 2009, 2008 and 2007 and paid in the first quarter of the following year.
(5)	The amounts represent interest on deferred compensation in excess of 120% of the applicable federal long-term interest rate.
(6)	The following table discloses each item included in the “All Other Compensation” column for 2009:

Name	Automobile Allowance ($)	Life Insurance Premiums ($)	Company Contributions to 401(k) Plan ($)	Total ($)
Joseph C. Berenato	13,920	2,618	7,350	23,888
Joseph P. Bellino	13,920	1,716	7,350	22,986
James S. Heiser	13,920	0	7,350	21,270
Anthony J. Reardon	13,920	1,916	7,350	23,186
Samuel D. Williams	13,920	1,191	7,010	22,121

2009 Grants of Plan-Based Awards Table

The following table provides information on the 2009 Bonus Plan, the grant of nonqualified stock options and the award of performance stock units to the named executive officers during 2009.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(3)
Name	Grant Date	Threshold ($)	Target ($)(1)	Maximum ($)(1)(2)	Threshold (#)	Target (#)	Maximum (#)
Joseph C. Berenato
2009 Bonus Plan		0	262,500	787,500
Non-Qualified Stock Option	7/30/09								20,000	17.46	139,200
Performance Stock Units	2/2/09				0	7,500	15,000				140,475

Joseph P. Bellino
2009 Bonus Plan		0	130,000	390,000
Non-Qualified Stock Option	6/29/09								10,000	18.23	73,700
Performance Stock Units	2/2/09				0	5,000	10,000				93,650

James S. Heiser
2009 Bonus Plan		0	116,000	348,000
Non-Qualified Stock Option	6/29/09								10,000	18.23	73,700
Performance Stock Units	2/2/09				0	5,000	10,000				93,650

Anthony J. Reardon
2009 Bonus Plan		0	175,000	525,000
Non-Qualified Stock Option	6/29/09								20,000	18.23	147,400
Performance Stock Units	2/2/09				0	7,500	15,000				140,475

Samuel D. Williams
2009 Bonus Plan		0	90,000	270,000
Non-Qualified Stock Option	6/29/09								5,000	18.23	36,850
Performance Stock Units	2/2/09				0	2,500	5,000				46,825

(1)	The target and maximum amounts of awards are based on the salary of each of the named executive officers at December 31, 2009.
(2)	The Compensation Committee, in its discretion, has the authority to approve payments under the 2009 Bonus Plan in excess of the maximum amounts.
(3)	The value of the performance stock units are shown based on the probable outcome of the performance condition as of the date of grant for the awards.

Narrative Disclosure to the Summary Compensation Table and Grants of Plan-Based Awards Table

The 2009 Bonus Plan. The 2009 Bonus Plan provides for annual cash bonus awards to be determined by the Compensation Committee with consideration given to the Corporation achieving pre-established levels of net income and cash from operations, and on the individual performance of executive officers during the year ended December 31, 2009. Annual cash bonuses are targeted at 50% of salary for the chief executive officer and the president and chief operating officer, and at 40% of salary for the other named executive officers. Annual cash bonuses can range from zero to an upper range of annual bonus eligibility of three times the targeted percentage of salary for each named executive officer. Although the annual cash bonus plan is formula-based, the Compensation Committee has the discretion to award bonuses which differ from the formula-based amounts, including awarding bonuses in excess of the maximum amounts. A named executive officer must be employed by the Corporation or a subsidiary at the time of payment in order to be eligible to receive a bonus under the 2009 Bonus Plan. Bonuses under the 2009 Bonus Plan were paid in the first quarter of 2010.

Nonqualified Stock Options. Nonqualified stock options were granted to the named executive officers in 2009 at an exercise price equal to 100% of the closing price of the Corporation’s common stock on the date of grant. The stock options become exercisable in increments of 25% of the number of shares granted on the anniversary date of the date of grant so that the options are fully exercisable on and after June 29, 2013 except for Mr. Berenato’s stock option which is fully exercisable on or after July 30, 2013. However, the stock options become fully exercisable immediately in the event of a change in control of the Corporation. The exercise price for the stock options may be paid by delivery of already owned shares.

Performance Stock Units. Performance stock units were awarded to the named executive officers in 2009. The performance stock units generally vest at the end of the three-year performance period from January 1, 2009 to December 31, 2011 (the “Performance Period”) in amounts from 0% to 200% of the target units depending on the Corporation’s performance relative to two performance metrics during the Performance Period. The performance metrics, which are equally weighted, are: (i) the cumulative diluted earnings per share of the Corporation during the Performance Period; and (ii) the relative total shareholder return of the Corporation’s Common Stock compared to the SPADE Defense Index during the Performance Period. Upon vesting, one share of Common Stock of the Company will be issued for each vested performance stock unit. In the event of a change in control of the Corporation, the target performance stock units will be deemed to have become fully vested immediately, provided, however, that the Compensation Committee may, in its discretion, increase (but not decrease) the number of performance stock units that are deemed to vest in the event of a change in control up to a maximum of 200% of the target performance stock units.

2009 Outstanding Equity Awards at Fiscal Year-End Table

The following table provides information on unexercised stock options granted to the named executive officers that were outstanding on December 31, 2009.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Joseph C. Berenato Stock option granted 6/23/04 Stock option granted 6/30/05 Stock option granted 6/26/06 Stock option granted 6/26/07 Stock option granted 6/18/08 Stock option granted 7/30/09 Performance stock units granted 1/31/07 Performance stock units granted 1/30/08 Performance stock units granted 2/2/09 Restricted stock units granted 3/14/08	40,000 20,000 15,000 10,000 5,000 0	0 0 5,000 10,000 15,000 20,000	19.90 16.91 19.05 25.82 24.34 17.46	6/22/11 6/29/12 6/25/13 6/25/14 6/17/15 7/29/16	33,334	623,679	7,500 7,500 7,500	140,325 140,325 140,325

Joseph P. Bellino Stock option granted 10/29/08 Stock option granted 6/29/09 Performance stock units granted 2/2/09	5,000 0	15,000 10,000	19.59 18.23	10/28/15 6/28/16			5,000	93,550

James S. Heiser

Stock option granted 6/23/04

Stock option granted 6/30/05

Stock option granted 6/26/06

Stock option granted 6/26/07

Stock option granted 6/18/08

Stock option granted 6/29/09

Performance stock units granted 1/31/07

Performance stock units granted 1/30/08

Performance stock units granted 2/2/09

	3,750 5,000 5,000 5,000 2,500 0	0 0 2,500 5,000 7,500 10,000	19.90 16.91 19.05 25.82 24.34 18.23	6/22/11 6/29/12 6/25/13 6/25/14 6/17/15 6/28/16			5,000 5,000 5,000	93,550 93,550 93,550

Anthony J. Reardon Stock option granted 3/25/03 Stock option granted 7/17/03 Stock option granted 6/23/04 Stock option granted 6/30/05 Stock option granted 6/26/06 Stock option granted 6/26/07 Stock option granted 6/18/08 Stock option granted 6/29/09 Performance stock units granted 1/31/07 Performance stock units granted 1/30/08 Performance stock units granted 2/2/09 Restricted stock units granted 5/2/07	5,000 15,000 9,000 12,000 9,000 6,000 5,000 0	0 0 0 0 3,000 6,000 15,000 20,000	10.02 15.80 19.90 16.91 19.05 25.82 24.34 18.23	3/24/10 7/16/10 6/22/11 6/29/12 6/25/13 6/25/14 6/17/15 6/28/16	35,000	654,850	5,000 5,000 7,500	93,550 93,550 140,325

Samuel D. Williams

Stock option granted 6/23/04

Stock option granted 6/30/05

Stock option granted 6/26/06

Stock option granted 6/26/07

Stock option granted 6/18/08

Stock option granted 6/29/09

Performance stock units granted 1/31/07

Performance stock units granted 1/30/08

Performance stock units granted 2/2/09

	2,500 2,500 2,500 2,500 1,250 0	0 0 1,250 2,500 3,750 5,000	19.90 16.91 19.05 25.82 24.34 18.23	6/22/11 6/29/12 6/25/13 6/25/14 6/17/15 6/28/16			2,500 2,500 2,500	46,775 46,775 46,775

(1)	The unexercisable stock options become exercisable in increments on the anniversary date of the date of grant as follows: (i) for stock options granted in 2006, all become exercisable in 2010, (ii) for stock options granted in 2007 one-half become exercisable in each of 2009 and 2011, (iii) for stock options granted in 2008 one-third become exercisable in each of 2010, 2011 and 2012, and (iv) for stock options granted in 2009 one-fourth become exercisable in each of 2010, 2011, 2012 and 2013. Notwithstanding the foregoing, all of the stock options will become immediately exercisable in the event of a change in control of the Corporation.
(2)	The unvested restricted stock units vest as follows: (i) for Mr. Berenato 16,666 shares on January 1, 2010 and 16,668 shares on January 1, 2011, and (ii) for Mr. Reardon 35,000 shares on May 2, 2012.
(3)	Performance stock units are shown at the target number of shares and will vest if the performance conditions are met as follows: (i) grants in 2007 vest in the first quarter of 2010, (ii) grants in 2008 vest in the first quarter of 2011, and (iii) grants in 2009 vest in the first quarter of 2012.

2009 Option Exercises and Stock Vested Table

The following table provides information on the exercise of stock options and vesting of stock for the named executive officers during 2009.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Joseph C. Berenato	16,666	278,322

2009 Pension Benefits Table

The Corporation does not provide pension benefits to any of its named executive officers.

2009 Nonqualified Deferred Compensation Table

The following table provides information on the aggregate interest accrued on deferred compensation during 2009 and the aggregate balance of deferred compensation at December 31, 2009 for the named executive officers.

Name	Aggregate Earnings In Last Fiscal Year ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year-End ($)
Joseph C. Berenato	154	287,387	0
Joseph P. Bellino	0	0	0
James S. Heiser	6,151	500,000	187,202
Anthony J. Reardon	0	0	0
Samuel D. Williams	10,114	100,000	319,662

In 2007, the deferral of compensation by executive officers was suspended. Interest continues to be paid by the Corporation on compensation deferred in prior years at the “reference rate” of Bank of America in effect from time to time. Deferred compensation is generally payable in the event of death, disability, retirement, or other termination of employment, or upon a finding of financial hardship in the sole discretion of the Compensation Committee of the Board of Directors. An executive officer may elect to receive payment of deferred compensation at any time (other than following the events specified in the preceding sentence), but in such circumstance the amount of deferred compensation paid is subject to a 10% penalty if paid prior to a change in control of the Corporation (except for elections made in 2008 for payment in 2009 or later which are not subject to a penalty) or a 5% penalty if paid following a change in control of the Corporation. During 2009, there were no contributions of deferred compensation by any named executive officer and no contributions by the Corporation to deferred compensation of any named executive officer.

Potential Payments Upon Termination or Change in Control

Payments and compensation may be made to the named executive officers upon termination of employment or following a change in control of the Corporation under stock option agreements, performance stock unit agreements, restricted stock unit agreements, key executive severance agreements and the severance practice of the Corporation. As used herein, a change in control of the Corporation means a change in control of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934. Such a change in control is deemed conclusively to have occurred in the event of certain tender offers, mergers or consolidations, the sale, exchange or transfer of substantially all of the assets of the Corporation, the acquisition by a person or group of certain percentages of the outstanding voting securities of the Corporation, the approval by the shareholders of a plan of liquidation or dissolution of the Corporation, or certain changes in the members of the Board of Directors of the Company. The precise definition of a change in control is set forth in each of the stock option agreements, performance stock unit agreements, restricted stock unit agreements, and key executive severance agreements which are included as exhibits to the Corporation’s 2009 Annual Report on Form 10-K.

In the event of a change in control of the Corporation (i) stock options become fully exercisable immediately, (ii) performance stock units become vested immediately at the target number of shares (although the Compensation Committee of the Board of Directors has discretion to increase, but not decrease, the number of performance stock units that vest on a change in control), and (iii) restricted stock units vest immediately. The amounts in the table below in the column “Change in Control” reflect the value of unexercisable stock options, unvested performance stock units at target, and unvested restricted stock units as of December 31, 2009, the vesting of which would be accelerated upon a change in control of the Corporation.

Messrs. Berenato, Bellino, Heiser, Reardon and Williams each are parties to key executive severance agreements entered with the Corporation. The key executive severance agreements provide that if a change in control of the Corporation shall have occurred while an executive officer is an employee of the Corporation or its subsidiaries, the executive officer shall be entitled to receive payment in a single lump sum of an amount equal to two times the annual base salary of the executive officer immediately prior to the change in control and two times the target annual bonus of the executive officer under the Corporation’s bonus plan in effect during the year prior to the change in control.

Further, the key executive severance agreements provide that if the employment of an executive officer is terminated without cause (as defined in the agreements), except in the event of disability, retirement or within ninety (90) days following a change in control of the Corporation, the executive officer shall be entitled to receive payment of his full salary for a period of one year, payment of the amount of any bonus for a past fiscal year which has not yet been awarded or paid and continuation of benefits for a period of one year. Termination for cause is defined in the key executive severance agreements as termination of an executive’s employment by the Corporation upon (i) the willful and continued failure by the executive to substantially perform his duties with the Corporation other than any such failure resulting from his incapacity due to physical or mental illness, after a demand for substantial performance is delivered to the executive by the chief executive officer or the Compensation Committee which specifically identifies the manner in which the executive has not substantially performed his duties, or (ii) the willful engaging by the executive in misconduct which is materially injurious to the Company, monetarily or otherwise, and that constitutes on the part of the executive common law fraud or a felony. For purposes of this definition, no act or failure to act, on the executive’s part, is considered “willful” unless done, or omitted to be done, by the executive not in good faith and without reasonable belief that the action or omission was in the best interest of the Corporation.

In the event of a change in the executive’s position or duties, a reduction in the executive’s salary as increased from time to time, a removal from eligibility to participate in the Corporation’s bonus plan and other events as described in the key executive severance agreements, then the executive shall have the right to treat such event as a termination of his employment by the Corporation without cause and to receive the payments and benefits described above. The events described in the preceding sentence are referred to as a “Termination by the Executive for Good Reason” in the table below.

The Corporation also has a severance practice which applies in the event of the termination without cause of an executive officer. The severance practice provides for salary continuation, certain benefits continuation and continuation of stock option vesting and exercisability for a period from three (3) to twelve (12) months following termination depending on the length of service of the executive officer and the business reasons for the termination. Under the severance practice, an executive officer must agree to release the Corporation from liability and to certain limitations on solicitation of employees and customers during the period of salary continuation. Benefits under the severance practice are in addition to benefits under the key executive severance agreements described above.

The amounts in the table below in the columns under “Termination of Employment” represent the aggregate amounts payable to each of the named executive officers following termination of employment pursuant to the key executive severance agreements and the severance practice combined. For purposes of the table, it has been assumed that twelve (12) months of salary, benefits and stock option vesting continuation would be provided to each of the named executive officers under the Corporation’s severance practice.

			Termination of Employment
Name	Benefit	Change in Control ($)	By Corporation w/o Cause ($)	By Executive for Good Reason ($)
Joseph C. Berenato	Salary(1) Bonus Benefits Stock Options (2) Performance Stock Units(3) Restricted Stock Units(4)	1,050,000 525,000 0 25,000 420,975 623,679	1,050,000 0 13,803 6,250 0 0	525,000 0 13,803 0 0 0

	Total	2,644,654	1,070,053	538,803

Joseph P. Bellino	Salary(1) Bonus Benefits Stock Options (2) Performance Stock Units(3)	650,000 260,000 0 4,800 93,550	650,000 0 3,369 1,200 0	325,000 0 3,369 0 0

	Total	1,008,350	654,569	328,369

James S. Heiser	Salary(1) Bonus Benefits Stock Options (2) Performance Stock Units(3)	580,000 232,000 0 4,800 280,650	580,000 0 8,348 1,200 0	290,000 0 8,348 0 0

	Total	1,097,450	589,548	298,348

Anthony J. Reardon	Salary(1) Bonus Benefits Stock Options (2) Performance Stock Units(3) Restricted Stock Units(4)	700,000 350,000 0 9,600 327,425 654,850	700,000 0 9,683 2,400 0 0	350,000 0 9,683 0 0 0

	Total	2,041,875	712,083	359,683

Samuel D. Williams	Salary(1) Bonus Benefits Stock Options (2) Performance Stock Units(3)	450,000 180,000 0 2,400 140,325	450,000 0 2,646 600 0	225,000 0 2,646 0 0

	Total	772,725	453,246	227,646

(1)	The amounts of salary continuation are based on the salary of each of the named executives at December 31, 2009.
(2)	The amounts for stock options are calculated based on the difference between the closing price of the Corporation’s common stock on the New York Stock Exchange on the last trading day of 2009 ($18.71) and the exercise prices of the unexercisable stock options held by the named executive officers on December 31, 2009.
(3)	The amounts for performance stock units are based on the target number of performance stock units and the closing price of the Corporation’s common stock on the New York Stock Exchange on the last trading day of 2009 ($18.71).
(4)	The amounts for restricted stock units are based on the closing price of the Corporation’s common stock on the New York Stock Exchange on the last trading day of 2009 ($18.71).

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the “Compensation Discussion and Analysis” set forth above with management. Based on these reviews and discussions, the Compensation Committee recommended to the Board of Directors of the Corporation that the “Compensation Discussion and Analysis” be included in this Proxy Statement and incorporated by reference into the Corporation’s annual report on Form 10-K for the year ended December 31, 2009.

Submitted by the Compensation Committee,

Ralph D. Crosby, Jr.—Chairman

H. Frederick Christie

Robert D. Paulson

AUDIT COMMITTEE REPORT

The Audit Committee reviews the Corporation’s financial statements and internal control over financial reporting on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the internal control over financial reporting. The Corporation’s independent auditors are responsible for expressing opinions on the conformity of the audited financial statements to generally accepted accounting principles and on the Corporation’s internal control over financial reporting.

In this context, the Audit Committee has reviewed and discussed with management and the independent auditors the audited financial statements and the Corporation’s internal control over financial reporting. The Audit Committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as amended (AICPA, Professional Standards, Vol. 1, AU Section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T. In addition, the Audit Committee has received from the independent auditors the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence and has discussed with them their independence from the Corporation and its management. The Audit Committee has considered whether the independent auditor’s provision of information technology services and other non-audit services to the Corporation is compatible with the auditor’s independence.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board has approved, that the audited financial statements be included in the Corporation’s Annual Report on SEC Form 10-K for the year ended December 31, 2009, for filing with the Securities and Exchange Commission.

Submitted by the Audit Committee,

H. Frederick Christie—Chairman

Robert C. Ducommun

Dean M. Flatt

Jay L. Haberland

The above report of the Audit Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that the Corporation specifically incorporates this information by reference, and shall not be deemed filed under such Acts.

2. APPROVAL OF AMENDMENT OF 2007 STOCK INCENTIVE PLAN

TO INCREASE THE NUMBER OF SHARES

Introduction

In 2007, the Corporation adopted the 2007 Stock Incentive Plan (the “2007 Stock Plan”) to provide stock awards of up to 600,000 shares of Common Stock of the Corporation. Shareholders are being asked to approve an amendment to the 2007 Stock Plan at the Annual Meeting to increase the number of shares under the 2007 Stock Plan by 600,000 shares (for a total of 1,200,000 shares). Of the 600,000 additional shares, only 200,000 of such additional shares may be issued pursuant to “full value awards” (meaning awards other than stock options or stock appreciation rights). The Corporation currently administers its equity-based compensation programs under the 2007 Stock Plan and the 2001 Stock Incentive Plan, an amendment to which was approved at the 2004 Annual Meeting (the “2001 Stock Plan”). As of the Record Date, 32,350 shares remained available for issuance under the 2007 Stock Plan and 2001 Stock Plan. Because the Corporation anticipates that its equity-based compensation needs will soon exceed the remaining shares available under the 2007 Stock Plan and the 2001 Stock Plan, the Board of Directors of the Corporation adopted the amendment to the 2007 Stock Plan.

The following is a description of the material features of the 2007 Stock Plan. The complete text of the 2007 Stock Plan, as amended by the Board of Directors, is attached hereto as Appendix B to this Proxy Statement. The following discussion is qualified in all respects by reference to Appendix B. The term “employees” in the following discussion is used to refer to officers and directors and other employees of the Corporation and its subsidiaries.

The purpose of the 2007 Stock Plan is to enable the Corporation and its subsidiaries to attract, retain and motivate employees by providing for or increasing their proprietary interests in the Corporation. Employees of the Corporation and its subsidiaries will be eligible to be considered for the grant of awards under the 2007 Stock Plan. As of the Record Date, approximately 7 nonemployee directors, 9 executive officers and 40 other employees of the Corporation were so eligible.

The maximum number of shares of Common Stock that may be issued pursuant to awards granted under the 2007 Stock Plan is 1,200,000, subject to adjustments to prevent dilution; provided, however, only 400,000 of such shares may be issued pursuant to “full-value awards” (meaning awards other than stock options or stock appreciation rights). Under the 2007 Stock Plan, no single participant may be granted awards covering more than 1,200,000 shares of Common Stock in any fiscal year.

Shares of Common Stock issued under the 2007 Stock Plan may be either authorized and unissued shares or previously issued shares acquired by the Corporation. On forfeiture, termination or expiration of an unexercised award under the plan, in whole or in part, the number of shares of Common Stock subject to such award again become available for grant under the 2007 Stock Plan. The 2007 Stock Plan provides that shares retained by or delivered to the Corporation to pay the exercise price or withholding taxes in connection with the exercise of an outstanding stock option, unissued shares resulting from the settlement of stock appreciation rights in stock, and shares purchased by the Corporation in the open market do not become available for issuance as future awards under the plan.

Section 162(m) of the Code

The Board of Directors believes that it is in the best interests of the Corporation and its shareholders to continue to provide for an equity incentive plan under which equity-based compensation awards made to the Corporation’s executive officers can qualify for deductibility by the Corporation for federal income tax purposes. Accordingly, the 2007 Stock Plan has been structured in a manner such that awards under it can satisfy the requirements for “performance-based” compensation within the meaning of Section 162(m) of the Internal Revenue Code (“Section 162(m)”). In general, under Section 162(m), in order for the Corporation to be able to deduct compensation in excess of $1 million paid in any one year to the Corporation’s chief executive officer or any of the Corporation’s four other most highly compensated executive officers, such compensation must qualify as “performance-based.” One of the requirements of “performance-based” compensation for purposes of Section 162(m) is that the material terms of the performance goals under which compensation may be paid be disclosed to and approved by the Corporation’s shareholders. For purposes of Section 162(m) the material terms include (i) the employees eligible to receive compensation, (ii) a description of the business criteria on which the performance goal be based, and (iii) the maximum amount of compensation that can be paid to an employee under the performance goal. With respect to awards under the 2007 Stock Plan, each of these aspects is discussed below, and shareholder approval of the plan is intended to constitute approval of each of these aspects of the plan for purposes of the approval requirements of Section 162(m).

Administration

The 2007 Stock Plan will be administered by the Compensation Committee, which will be a committee of two or more independent directors appointed by the Board of Directors of the Corporation (the “Committee”), or by the Board of Directors as a whole for issuances of awards to directors. The Committee has full and final authority to select the employees to receive awards and to grant such awards. Subject to the provisions of the 2007 Stock Plan, the Committee has a wide degree of flexibility in determining the terms and conditions of awards and the number of shares to be issued pursuant thereto, including conditioning the receipt or vesting of awards upon achievement by the Corporation of specified performance criteria. The expenses of administering the 2007 Stock Plan will be borne by the Corporation.

In addition, the Committee has the authority to delegate to one or more officers of the Corporation the authority to perform any or all things that the Committee is authorized and empowered to do or perform under the 2007 Stock Plan; provided, however, that the resolution or policy so authorizing such officer or officers must specify the total number of awards (if any) such officer or officers may award pursuant to such delegated authority, and that any such award shall be subject to the form of award agreement approved by the Committee. All decisions and actions of the Committee are final. Subject to certain limitations, the Committee has the authority to delegate the administration of the plan, and the plan permits the Corporation’s Board of Directors to exercise the Committee’s powers, other than with respect to matters required by law to be determined by the Committee. The Committee does not have the authority to reduce the exercise price for any stock option or stock appreciation right by repricing or replacing such stock option or stock appreciation right unless the Corporation has obtained the prior consent of its shareholders.

Awards

The 2007 Stock Plan authorizes the Committee to enter into any type of arrangement with an eligible employee that, by its terms, involves or might involve the issuance of Common Stock or any other security or benefit with an exercise or conversion privilege at a price related to Common Stock or with a value derived from the value of Common Stock. Awards to employees are not restricted to any specified form or structure and may include, without limitation, sales or bonuses of stock, restricted stock, restricted stock units, stock options, stock purchase warrants, other rights to acquire stock, securities convertible into or redeemable for stock, stock appreciation rights, phantom stock, dividend equivalents, performance units or performance shares. Any stock option granted to an employee may be a tax-benefited incentive stock option (an “Incentive Stock Option”) or a nonqualified stock option that is not tax-benefited (a “Nonqualified Option”). An award to an employee may consist of one such security or benefit or two or more of them in tandem or in the alternative. Common Stock may be issued pursuant to awards under the 2007 Stock Plan for any lawful consideration as determined by the Committee, including, without limitation, services rendered by a recipient of an award under the 2007 Stock Plan.

The exercise or base price for any stock option or stock appreciation right granted may not be less than the fair market value of the Common Stock subject to that award on the grant date. There is one exception to this requirement. This exception allows the exercise or base price per share with respect to an award that is granted in connection with a merger or other acquisition as a substitute or replacement award for awards held by employees or directors of the acquired entity to be less than 100% of the fair market value on the grant date if such exercise or base price is based on an adjustment method or formula set forth in the terms of the awards held by such individuals or in the terms of the agreement providing for such merger or other acquisition. The term of all stock options and stock appreciation rights granted under the 2007 Stock Plan may not exceed 10 years.

An award to an employee may permit the employee to pay all or part of the purchase price of the shares or other property issuable pursuant thereto, and/or to pay all or part of such employee’s tax withholding obligation with respect to such issuance, by (i) delivering previously owned shares of capital stock of the Corporation or other property, (ii) reducing the amount of shares or other property otherwise issuable pursuant to the award or (iii) delivering a promissory note, the terms and conditions of which will be determined by the Committee.

The vesting of restricted stock, restricted stock unit, performance share, performance unit and other similar awards granted under the Plan will occur when and in such installments and/or pursuant to the achievement of such performance criteria, in each case, as the Committee, in its sole and absolute discretion, shall determine. The performance criteria for any such awards (or portions thereof) that is intended to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code will be a measure based on one or more “Qualifying Performance Criteria” selected by the Committee and specified when such award is granted.

Under the 2007 Stock Plan, “Qualifying Performance Criteria” means the specific objectives that may be established by the Committee, from time to time, with respect to a grant, which objectives may be based on the attainment of specified levels of one or more of the following measures, applied to either the Corporation as a whole or to a business unit or subsidiary, either individually, alternatively or in any combination, and measured either annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous years’ results or to a designated comparison group, as applicable: earnings per share (diluted and/or basic), revenue, net profit after tax, gross profit, operating profit, earnings before interest, taxes, depreciation and amortization (EBITDA), earnings before interest and taxes (EBIT), cash flow, asset quality, stock price performance, unit volume, return on equity, change in working capital, return on capital or shareholder return. To the extent consistent with Section 162(m) of the Code, the Committee (A) shall appropriately adjust any evaluation of performance under a Qualifying Performance Criteria to eliminate the effects of charges for restructurings, discontinued operations, extraordinary items and all items of gain, loss or expense determined to be extraordinary or unusual in nature or related to the disposal of a segment of a business or related to a change in accounting principle all as determined in accordance with standards established by opinion No. 30 of the Accounting Principles Board (APA Opinion No. 30) or other applicable or successor accounting provisions, as well as the cumulative effect of accounting changes, in each case as determined in accordance with generally accepted accounting principles or identified in the Corporation’s financial statements, notes to the financial statements and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Corporation’s annual report to shareholders for the applicable year, and (B) may appropriately adjust any evaluation of performance under a Qualifying Performance Criteria to exclude any of the following events that occurs during a performance period: (i) asset write-downs, (ii) litigation, claims, judgments or settlements, (iii) the effect of changes in tax law or other such laws or provisions affecting reported results, (iv) accruals for reorganization and restructuring programs and (v) accruals of any amounts for payment under the 2007 Stock Plan or any other compensation arrangement maintained by the Corporation.

Acceleration

An award granted under the 2007 Stock Plan to an employee may include a provision accelerating the receipt of benefits upon the occurrence of specified events, such as a change of control of the Corporation or a dissolution, liquidation, merger, reclassification, sale of substantially all of the property and assets of the Corporation or other significant corporate transaction.

Duration of the 2007 Stock Plan

Awards may not be granted under the 2007 Stock Plan after the tenth anniversary of the adoption of the 2007 Stock Plan. Although any award that was duly granted on or prior to such date may thereafter be exercised or settled in accordance with its terms, no shares of Common Stock may be issued pursuant to any award after the twentieth anniversary of the adoption of the 2007 Stock Plan.

Amendment and Termination

Subject to limitations imposed by law, the Board of Directors of the Corporation may amend or terminate the 2007 Stock Plan at any time and in any manner. However, no such amendment or termination may deprive the recipient of an award previously granted under the 2007 Stock Plan of any rights thereunder without his or her consent.

New Plan Benefits

As of the date of this Proxy Statement, no awards have been made pursuant to the amendment of the 2007 Stock Plan. The benefits that will be awarded or paid pursuant to the amendment of the 2007 Stock Plan are not currently determinable. On the Record Date, the closing sales price of the Common Stock on the New York Stock Exchange was $20.07.

Federal Income Tax Treatment

The following is a brief description of the anticipated federal income tax treatment that generally will apply to options granted under the 2007 Stock Plan, based on federal income tax laws in effect on the date of this Proxy Statement. The exact federal income tax treatment of options will depend on the specific circumstances of the optionee. No information is provided herein with respect to estate, inheritance, gift, state, or local tax laws, although there may be certain tax consequences upon the receipt or exercise of an option or the disposition of any acquired shares under those laws. Optionees are advised to consult their personal tax advisors with regard to all consequences arising from the grant or exercise of options, and the disposition of any acquired shares.

Incentive Stock Options

Pursuant to the 2007 Stock Plan, employees may be granted options which are intended to qualify as Incentive Stock Options under the provisions of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”). Generally, the optionee is not taxed and the Corporation is not entitled to a deduction on the grant or the exercise of an Incentive Stock Option. If the optionee sells the shares acquired upon the exercise of an Incentive Stock Option (“Incentive Stock Option Shares”) at any time after the later of (a) one year after the date of transfer of shares to the optionee pursuant to the exercise of such Incentive Stock Option and (b) two years after the date of grant of such Incentive Stock Option (the “Incentive Stock Option holding period”), then the optionee will recognize capital gain or loss equal to the difference between the sales price and the exercise price paid for the Incentive Stock Option Shares, and the Corporation will not be entitled to any deduction. However, if the optionee disposes of the Incentive Stock Option Shares at any time during the Incentive Stock Option holding period, then (1) the optionee will recognize capital gain in an amount equal to the excess, if any, of the sales price over the fair market value of the Incentive Stock Option Shares on the date of exercise, (2) the optionee will recognize ordinary income equal to the excess, if any, of the lesser of the sales price or the fair market value of the Incentive Stock Option Shares on the date of exercise, over the exercise price paid for the Incentive Stock Option Shares, (3) the optionee will recognize capital loss equal to the excess, if any, of the exercise price paid for the Incentive Stock Option Shares over the sales price of the Incentive Stock Option Shares, and (4) the Corporation will generally be entitled to a deduction in an amount equal to the amount of ordinary income recognized by the optionee.

Nonqualified Options

The grant of a Nonqualified Option is generally not a taxable event for the optionee. Upon exercise of the option, the optionee will generally recognize ordinary income in an amount equal to the excess of the fair market value of the stock acquired upon exercise of the Nonqualified Option (“Nonqualified Option Shares”) over the exercise price of such option, and the Corporation will be entitled to a deduction equal to such amount. A subsequent sale of the Nonqualified Option Shares generally will give rise to capital gain or loss equal to the difference between the sales price and the sum of the exercise price paid for such shares plus the ordinary income recognized with respect to such shares.

Miscellaneous Tax Issues

Awards may be granted under the 2007 Stock Plan that do not fall clearly into the categories described above. The federal income tax treatment of these awards will depend upon the specific terms of such awards. Generally, the Corporation will be required to make arrangements for withholding applicable taxes with respect to any ordinary income recognized by a participant in connection with awards made under the 2007 Stock Plan.

Special rules will apply in cases where an optionee pays the exercise or purchase price of the option or applicable withholding tax obligations under the 2007 Stock Plan by delivering previously owned Common Stock or by reducing the amount of Common Stock otherwise issuable pursuant to the option. The surrender or withholding of such shares will in certain circumstances result in the recognition of income with respect to such shares.

The 2007 Stock Plan provides that, in the event of certain changes in ownership or control of the Corporation, the right to exercise options otherwise subject to a vesting schedule may be accelerated. In the event such acceleration occurs and depending upon the individual circumstances of the recipient, certain amounts with respect to such options may constitute “excess parachute payments” under the “golden parachute” provisions of the Code. Pursuant to these provisions, a recipient will be subject to a 20% excise tax on any “excess parachute payments” and the Corporation will be denied any deduction with respect to such payment. Optionees should consult their tax advisors as to whether accelerated vesting of an option in connection with a change in ownership or control of the Corporation would give rise to an excess parachute payment.

As described above, Section 162(m) denies a deduction to any publicly held corporation for compensation paid to certain employees in a taxable year to the extent that compensation exceeds $1,000,000 for a covered employee. It is possible that compensation attributable to awards under the plan, either of their own or when combined with all other types of compensation received by a covered employee from the Corporation, may cause this limitation to be exceeded in any particular year.

Certain kinds of compensation, including qualified “performance-based compensation,” are disregarded for purposes of the deduction limitation. In accordance with applicable U.S. Treasury regulations issued under Section 162(m), compensation attributable to stock options and stock appreciation rights will qualify as performance-based compensation, provided that: either (a)(i) the option plan contains a per-employee limitation on the number of shares for which options may be granted during a specified period, (ii) the per-employee limitation is approved by the stockholders, (iii) the option is granted by a compensation committee comprised solely of “outside directors” (as defined in Section 162(m)), and (iv) the exercise price of the options is no less than the fair market value of the stock on the date of the grant; or (b) the award is granted by a compensation committee comprised solely of “outside directors” and is granted (or exercisable) only upon the achievement (as certified in writing by the compensation committee) of an objective performance goal approved by stockholders and established by the compensation committee while the outcome is substantially uncertain. The plan is designed to allow grants of stock options and stock appreciation rights that are “performance based” within this definition.

The affirmative vote of a majority of the shares of the Corporation’s Common Stock represented in person or by proxy and entitled to vote at a duly held shareholder’s meeting is required for the approval of the amendment of the 2007 Stock Incentive Plan. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE APPROVAL OF THE AMENDMENT OF THE 2007 STOCK INCENTIVE PLAN.

REPORTS

The Annual Report of the Corporation for the fiscal year ended December 31, 2009, describing the Corporation’s operations and including audited financial statements and information about the executive officers of the Corporation, has been mailed prior to or concurrently with this Proxy Statement. The Corporation will provide a copy of its most recent report to the SEC on Form 10-K upon the written request of any beneficial owner of the Corporation’s securities as of the Record Date for the Annual Meeting of Shareholders without charge except for the cost of reproducing Exhibits. Such request should be addressed to Ducommun Incorporated, 23301 Wilmington Ave., Carson, California 90745-6209, Attn: James S. Heiser, Secretary.

Only one Annual Report and Proxy Statement is being delivered to multiple shareholders sharing an address unless the Corporation has received contrary instructions from one or more of the shareholders. The Corporation will deliver promptly upon a written or oral request a separate copy of the Annual Report and Proxy Statement to a shareholder at a shared address to which a single copy of the documents was delivered. Such request should be addressed to Ducommun Incorporated, 23301 Wilmington Ave., Carson, California 90745-6209, Attn: James S. Heiser, Secretary, or by telephone at (310) 513-7200. Shareholders sharing an address who prefer to receive separate copies of the Annual Report and Proxy Statement in the future should notify the Corporation at the address listed above. Shareholders sharing an address also may request delivery of a single copy of Annual Reports and/or Proxy Statements if they are receiving multiple copies of Annual Reports and/or Proxy Statements by notifying the Corporation at the address listed above.

INDEPENDENT ACCOUNTANTS

The Corporation’s independent accountants selected for the current fiscal year, as well as for the fiscal year ended December 31, 2009, are PricewaterhouseCoopers LLP.

PRINCIPAL ACCOUNTANT FEES AND SERVICES

For the fiscal years ended December 31, 2009 and December 31, 2008, PricewaterhouseCoopers LLP, the Corporation’s independent public accountants, billed the Corporation for the following professional services rendered:

Audit Fees

For professional services rendered for the audit of the Corporation’s annual financial statements, review of the financial statements included in the Corporation’s Form 10-Q, and services normally provided by the accountant in connection with statutory and regulatory filings for these years, PricewaterhouseCoopers LLP billed the Corporation an aggregate of $999,448 and $1,193,927 for the fiscal years ended December 31, 2009 and December 31, 2008, respectively.

Audit-Related Fees

For the fiscal years ended December 31, 2009 and December 31, 2008, PricewaterhouseCoopers LLP billed the Corporation an aggregate of $20,403 and $0, respectively, for professional services rendered for audit-related services related to financial assurance procedures for certain environmental matters.

Tax Fees

For the fiscal years ended December 31, 2009 and December 31, 2008, PricewaterhouseCoopers LLP billed the Corporation an aggregate of $206,027 and $184,262, respectively, for professional services rendered for reviews of federal and state tax returns, and tax planning primarily related to research and development tax credits, foreign sales and sales and use tax.

All Other Fees

For the fiscal years ended December 31, 2009 and December 31, 2008, PricewaterhouseCoopers LLP did not bill the Corporation for any other fees not described above under the captions “Audit Fees,” “Audit-Related Fees” and “Tax Fees.”

Policy for Pre-Approval of Independent Accountant Services

For audit services, the independent accountant provides the Audit Committee with an engagement letter outlining the scope of audit services to be performed in connection with the year-end audit, the quarterly financial statement reviews for the three quarters of the following year, and other audit-related services (which are services that are reasonably related to the performance of the audit or review of the Corporation’s financial statements) and the proposed audit service fees related thereto. If approved by the Audit Committee, this engagement letter is formally signed by the chairman of the Audit Committee acting on behalf of the Audit Committee.

For non-audit services, Corporation management submits to the Audit Committee for approval in the fourth quarter of each year a schedule of non-audit services that it recommends the Audit Committee engage the independent accountant to provide in connection with the year-end audit and during the following year. The schedule includes a description of the planned non-audit services and an estimated budget for such services. To ensure the prompt handling of unexpected requirements, the Audit Committee has delegated to the chairman of the Audit Committee the authority to amend, supplement or modify the schedule of approved permissible non-audit services. The chairman of the Audit Committee reports any such actions taken to the Audit Committee at the next Audit Committee meeting.

The Audit Committee pre-approved 100% of the aggregate fees of the independent accountant for 2009 and 2008.

3. RATIFICATION OF THE SELECTION OF INDEPENDENT ACCOUNTANTS

The Audit Committee has selected PricewaterhouseCoopers LLP as the Corporation’s independent accountants for the fiscal year ending December 31, 2010. The Board of Directors urges you to vote for ratification of that appointment. A representative of PricewaterhouseCoopers LLP plans to be present at the Annual Meeting, will be given an opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions from shareholders. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR RATIFICATION OF THE SELECTION OF PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT ACCOUNTANTS.

SHAREHOLDER PROPOSALS

From time to time individual shareholders of the Corporation may submit proposals which they believe should be voted upon by the shareholders. The SEC has adopted regulations which govern the inclusion of such proposals in the Corporation’s annual proxy materials. All such written proposals must be received by the Secretary of the Corporation no later than November 25, 2010 and must comply with the SEC regulations, in order to be considered for inclusion in the Corporation’s 2011 proxy materials.

For business to be considered at the Corporation’s 2010 Annual Meeting of Shareholders, written proposals must be received by the Secretary of the Corporation no later than February 7, 2011.

OTHER BUSINESS

The Board of Directors does not know of any other business which will be presented for consideration at the Annual Meeting. If any other business properly comes before the Annual Meeting, or any adjournment or postponement thereof, the proxy holders will vote in regard thereto according to their discretion insofar as such proxies are not limited to the contrary.

By Order of the Board of Directors

James S. Heiser
Secretary

Carson, California

April 1, 2010

APPENDIX A

DUCOMMUN INCORPORATED

BOARD OF DIRECTORS

AUDIT COMMITTEE CHARTER

1. Members. The Board of Directors (the “Board”) of Ducommun Incorporated (the “Company”) shall appoint an Audit Committee of at least three members, consisting entirely of independent directors, and will designate one member as chairperson. Members of the Audit Committee are appointed by the Board upon the recommendation of the Corporate Governance and Nominating Committee. For purposes hereof, an “independent” director is a director who meets the New York Stock Exchange (“NYSE”) and Securities and Exchange Commission (“SEC”) definition of “independence,” as determined by the Board. Members of the Audit Committee may be removed at any time by the Board.

Each member of the Audit Committee must be financially literate and at least one member must have accounting or related financial management expertise, as determined by the Board. In addition, at least one member of the Audit Committee shall be an “audit committee financial expert,” as determined by the Board in accordance with SEC rules. Members of the Audit Committee may not simultaneously serve on the audit committees of more than two other public companies (in addition to the Company).

2. Purposes, Duties, and Responsibilities. The purposes of the Audit Committee shall be to represent and assist the Board in its oversight of (i) the integrity of the Company’s financial statements, (ii) the Company’s compliance with legal and regulatory requirements, (iii) the independent auditor’s qualifications and independence, and (iv) the performance of the Company’s internal audit function and the Company’s independent auditor. In addition, the Audit Committee shall prepare the report required by the rules of the SEC to be included in the Company’s annual proxy statement filed with the SEC.

The specific duties and responsibilities of the Audit Committee will be to:

(a) Be directly responsible, in its capacity as a Committee of the Board, for the appointment, compensation, retention and oversight of the work of the independent auditor. In this regard, the Audit Committee shall appoint and retain, compensate, evaluate, and terminate, when appropriate, the independent auditor, which shall report directly to the Audit Committee.

(b) Obtain and review, at least annually, a report by the independent auditor describing: the independent auditor’s internal quality-control procedures; and any material issues raised by the most recent internal quality-control review, or peer review, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the independent auditing firm, and any steps taken to deal with any such issues.

(c) Approve in advance all audit services to be provided by the independent auditor. (By approving the audit engagement, an audit service within the scope of the engagement shall be deemed to have been pre-approved).

(d) Establish policies and procedures for the engagement of the independent auditor to provide audit and permissible non-audit services, which shall include pre-approval of all permissible non-audit services to be provided by the independent auditor.

(e) Consider, at least annually, the independence of the independent auditor, including whether the independent auditor’s performance of permissible non-audit services is compatible with the auditor’s independence, and obtain and review a report by the independent auditor describing any relationships between the independent auditor and the Company or any other relationships that may adversely affect the independence of the auditor.

A-1

(f) Review and discuss with the independent auditor: (i) the scope of the audit, the results of the annual audit examination by the auditor, and any difficulties the auditor encountered in the course of their audit work, including any restrictions on the scope of the independent auditor’s activities or on access to requested information, and any significant disagreements with management, and (ii) any reports of the independent auditor with respect to interim periods.

(g) Review and discuss with management and the independent auditor the annual audited and quarterly financial statements of the Company, including: (i) an analysis of the auditor’s judgment as to the quality of the Company’s accounting principles, setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, (ii) the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” including accounting policies that may be regarded as critical, and (iii) major issues regarding the Company’s accounting principles and financial statement presentations, including any significant changes in the Company’s selection or application of accounting principles and financial statement presentations; and receive reports from the independent auditor as required by SEC rules.

(h) Recommend to the Board based on the review and discussion described in paragraphs (e)–(g) above, whether the financial statements should be included in the Annual Report on Form 10-K.

(i) Review and discuss the adequacy and effectiveness of the Company’s internal controls, including any significant deficiencies in internal controls and significant changes in such controls reported to the Audit Committee by the independent auditor or management.

(j) Review and discuss with the principal internal auditor of the Company the scope and results of the internal audit program.

(k) Review and discuss corporate policies with respect to earnings press releases, as well as financial information and earnings guidance provided to analysts and ratings agencies. Such review and discussion may be done generally, and the Audit Committee need not review and discuss each earnings press release or each instance of earnings guidance.

(l) Review and discuss the Company’s policies with respect to risk assessment and risk management.

(m) Establish procedures for receipt, retention and treatment of complaints regarding accounting, internal accounting controls and auditing matters, including procedures for confidential, anonymous submission of concerns by employees regarding accounting and auditing matters.

(n) Establish policies for the hiring of employees and former employees of the independent auditor.

(o) Annually evaluate the performance of the Audit Committee and the adequacy of the Committee’s charter.

(p) Produce an Audit Committee report as required by the SEC to be included in the Company’s annual proxy statement filed with the SEC.

3. Outside Advisors. The Audit Committee will have the authority to retain such outside counsel, accountants, experts and other advisors as it determines appropriate to assist it in the full performance of its functions and shall receive appropriate funding, as determined by the Audit Committee, from the Company for payment of compensation to any such advisors.

4. Meetings. The Audit Committee shall meet at least four times per year, either in person or telephonically, and at such times and places as the Audit Committee shall determine. The Audit Committee shall meet separately in executive session, periodically, with each of management, the principal internal auditor of the Company and the independent auditor. The majority of the members of the Audit Committee constitutes a quorum. The Audit Committee shall report regularly to the full Board with respect to its meetings.

ADOPTED BY THE BOARD OF DIRECTORS ON FEBRUARY 25, 2004.

A-2

APPENDIX B

DUCOMMUN INCORPORATED

2007 STOCK INCENTIVE PLAN

(AS AMENDED)

Section 1. PURPOSE OF PLAN

The purpose of the 2007 Stock Incentive Plan (the “Plan”) of Ducommun Incorporated, a Delaware corporation (the “Corporation”), is to enable the Corporation and its subsidiaries to attract, retain and motivate their employees and nonemployee directors by providing for or increasing the proprietary interests of such persons in the Corporation.

Section 2. PERSONS ELIGIBLE UNDER PLAN

Any person who is a current or prospective employee or a nonemployee director of the Corporation or any of its subsidiaries (a “Participant”) shall be eligible to be considered for the grant of Awards (as hereinafter defined) hereunder.

Section 3. AWARDS

(a) The Board of Directors and/or the Committee (as hereinafter defined), on behalf of the Corporation, is authorized under this Plan to enter into any type of arrangement with a Participant that is not inconsistent with the provisions of this Plan and that, by its terms, involves or might involve the issuance of (i) shares of common stock, par value $.01 per share, of the Corporation (“Common Shares”) or (ii) a Derivative Security (as such term is defined in Rule 16a-1 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as such Rule may be amended from time to time) with an exercise or conversion privilege at a price related to the Common Shares or with a value derived from the value of the Common Shares. The entering into of any such arrangement is referred to herein as the “grant” of an “Award.”

(b) Awards are not restricted to any specified form or structure and may include, without limitation, sales or bonuses of stock, restricted stock, restricted stock units, stock options, stock purchase warrants, other rights to acquire stock, securities convertible into or redeemable for stock, stock appreciation rights, phantom stock, dividend equivalents, performance units or performance shares, and an Award may consist of one such security or benefit, or two or more of them in tandem or in the alternative.

(c) Common Shares may be issued pursuant to an Award for any lawful consideration as determined by the Board of Directors and/or the Committee, including, without limitation, services rendered by the recipient of such Award.

(d) Subject to the provisions of this Plan, the Board of Directors and/or the Committee, in its sole and absolute discretion, shall determine all of the terms and conditions of each Award granted under this Plan, which terms and conditions may include, among other things:

(i) a provision permitting the recipient of such Award, including any recipient who is a director or officer of the Corporation, to pay the purchase price of the Common Shares or other property issuable pursuant to such Award, or such recipient’s tax withholding obligation with respect to such issuance, in whole or in part, by any one or more of the following:

(A) the delivery of previously owned shares of capital stock of the Corporation (including “pyramiding”) or other property, provided that the Corporation is not then prohibited from purchasing or acquiring shares of its capital stock or such other property,

(B) a reduction in the amount of Common Shares or other property otherwise issuable pursuant to such Award, or

(C) the delivery of a promissory note, the terms and conditions of which shall be determined by the Committee.

(ii) a provision conditioning or accelerating the receipt of benefits pursuant to such Award, either automatically or in the discretion of the Board of Directors and/or the Committee, upon the occurrence of specified events, including, without limitation, a change of control of the Corporation, an acquisition of a specified percentage of the voting power of the Corporation, the dissolution or liquidation of the Corporation, a sale of substantially all of the property and assets of the Corporation or an event of the type described in Section 7 hereof; or

(iii) a provision required in order for such Award to qualify as an incentive stock option under Section 422 of the Internal Revenue Code (an “Incentive Stock Option”), provided that the recipient of such Award is eligible under the Internal Revenue Code to receive an Incentive Stock Option.

(e) Notwithstanding anything herein to the contrary, with respect to stock options and stock appreciation rights issued under the Plan, the Board of Directors and/or the Committee, in its sole and absolute discretion, shall determine the exercise or base price per Common Share subject to such Awards, which, in no event will be less than the Fair Market Value (as defined below) of the Common Shares on the date of grant; provided, however, that the exercise or base price per Common Share with respect to a stock option or stock appreciation right that is granted in connection with a merger or other acquisition as a substitute or replacement award for options and/or stock appreciation rights held by employees or directors of the acquired entity may be less than 100% of the Fair Market Value of the Common Shares on the date such Award is granted if such exercise or base price is based on an adjustment method or formula set forth in the terms of the awards held by such individuals or in the terms of the agreement providing for such merger or other acquisition. For purposes of the Plan, the term “Fair Market Value” means, as of any given date, the closing sales price on such date (or, if there are no reported sales on such date, on the last date prior to such date on which there were sales) of the Common Shares on the New York Stock Exchange Composite Tape.

(f) The Board of Directors and/or the Committee, in its sole and absolute discretion, shall determine the term of each stock option and stock appreciation right awarded under the Plan, which in no case shall exceed a period of ten (10) years from the date of grant.

(g) Other than in connection with a change in the Corporation’s capitalization (as described in Section 7) the exercise or base price of a stock option or stock appreciation right may not be reduced without shareholder approval (including canceling previously granted Awards and regranting them with a lower exercise or base price).

(h) Notwithstanding anything herein to the contrary, the grant, issuance, retention, vesting and/or settlement of restricted stock, restricted stock unit, performance share, performance unit and other similar Awards will occur when and in such installments and/or pursuant to the achievement of such performance criteria, in each case, as the Board of Directors and/or the Committee, in its sole and absolute discretion, shall determine. In addition, the performance criteria for any such Awards (or portions thereof) that is intended to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code will be a measure based on one or more Qualifying Performance Criteria selected by the Committee and specified when such Award is granted.

(i) For purposes of the Plan, the term “Qualifying Performance Criteria” shall mean any one or more of the following performance criteria, either individually, alternatively or in any combination, applied to either the Corporation as a whole or to a business unit or subsidiary, either individually, alternatively or in any combination, and measured either annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous years’ results or to a designated comparison group, in each case as specified by the Committee: earnings per share (diluted and/or basic), revenue, net profit after tax, gross profit, operating profit, earnings before interest, taxes, depreciation and amortization (EBITDA), earnings before interest and taxes (EBIT), cash flow, asset quality, stock price performance, unit volume, return on equity, change in working capital, return on capital or shareholder return. To the extent consistent with Section 162(m) of the Code, the Committee (A) shall appropriately adjust any evaluation of performance under a Qualifying Performance Criteria to eliminate the effects of charges for restructurings, discontinued operations, extraordinary items and all items of gain, loss or expense determined to be extraordinary or unusual in nature or related to the disposal of a segment of a business or related to a change in accounting principle all as determined in accordance with standards established by opinion No. 30 of the Accounting Principles Board (APA Opinion No. 30) or other applicable or successor accounting provisions, as well as the cumulative effect of accounting changes, in each case as determined in accordance with generally accepted accounting principles or identified in the Corporation’s financial statements, notes to the financial statements and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Corporation’s annual report to shareholders for the applicable year, and (B) may appropriately adjust any evaluation of performance under a Qualifying Performance Criteria to exclude any of the following events that occurs during a performance period: (i) asset write-downs, (ii) litigation, claims, judgments or settlements, (iii) the effect of changes in tax law or other such laws or provisions affecting reported results, (iv) accruals for reorganization and restructuring programs and (v) accruals of any amounts for payment under this Plan or any other compensation arrangement maintained by the Corporation.

Section 4. STOCK SUBJECT TO PLAN

(a) The aggregate number of Common Shares issued and issuable pursuant to all Awards granted under this Plan shall not exceed 1,200,000, subject to adjustment as provided in Section 7 hereof; provided however, that no more than 400,000 of such Common Shares may be issued pursuant to Awards other than stock options and stock appreciation rights.

(b) For purposes of Section 4(a) hereof, the aggregate number of Common Shares issued under this Plan at any time shall equal only the number of Common Shares actually issued upon exercise or settlement of an Award. Notwithstanding the foregoing, Common Shares subject to an Award under the Plan may not again be made available for issuance under the Plan if such Common Shares are: (i) Common Shares that were subject to a stock-settled stock appreciation right and were not issued upon the net settlement or net exercise of such stock appreciation right, (ii) Common Shares used to pay the exercise or purchase price of a stock option or other Award, (iii) Common Shares delivered to or withheld by the Corporation to pay the withholding taxes related a stock option or stock appreciation right, or (iv) Common Shares repurchased on the open market with the proceeds of a stock option exercise. Common Shares subject to Awards that have been canceled, expired, forfeited or otherwise not issued under an Award and Common Shares subject to Awards settled in cash shall not count as Common Shares issued under this Plan.

(c) The aggregate number of Common Shares subject to Awards under this Plan during any calendar year to any one Participant shall not exceed 1,200,000.

Section 5. DURATION OF PLAN

Awards shall not be granted under this Plan after March 20, 2017. Although Common Shares may be issued after March 20, 2017 pursuant to Awards granted prior to such date, no Common Shares shall be issued under this Plan after March 20, 2027.

Section 6. ADMINISTRATION OF PLAN

(a) This Plan shall be administered by the Compensation Committee of the Board of Directors of the Corporation (the “Committee”), or, in the absence of a Committee, the Board of Directors itself. Any power of the Committee may also be exercised by the Board of Directors, except to the extent that the grant or exercise of such authority would cause any Award or transaction to become subject to (or lose an exemption under) the short-swing profit recovery provisions of Section 16 of the Securities Exchange Act of 1934 or cause an Award otherwise intended to qualify as performance-based compensation under Section 162(m) of the Code not to qualify for such treatment. To the extent that any permitted action taken by the Board of Directors conflicts with action taken by the Committee, the Board of Directors action shall control. The Committee may by resolution or written policy authorize one or more officers of the Corporation to perform any or all things that the Committee is authorized and empowered to do or perform under the Plan, and for all purposes under this Plan, such officer or officers shall be treated as the Committee; provided, however, that the resolution or policy so authorizing such officer or officers shall specify that the total number of Awards (if any) such officer or officers may award pursuant to such delegated authority shall not exceed the annual allotment of shares approved by the Committee, and any such Award shall be subject to the form of award agreement theretofore approved by the Committee. No such officer shall designate himself or herself as a recipient of any Awards granted under authority delegated to such officer. In addition, the Committee may delegate any or all aspects of the day-to-day administration of the Plan to one or more officers or employees of the Corporation or any subsidiary, and/or to one or more agents.

(b) Subject to the provisions of this Plan, the Board of Directors and/or the Committee shall be authorized and empowered to do all things necessary or desirable in connection with the administration of this Plan, including, without limitation, the following:

(i) adopt, amend and rescind rules and regulations relating to this Plan;

(ii) determine which persons are Participants and to which of such Participants if any, Awards shall be granted hereunder;

(iii) grant Awards to Participants and determine the terms and conditions thereof, including the number of Common Shares issuable pursuant thereto;

(iv) determine the extent to which adjustments are required pursuant to Section 7 hereof;

(v) interpret and construe this Plan and the terms and conditions of all Awards granted hereunder; and

(vi) to make all other determinations deemed necessary or advisable for the administration of this Plan.

Section 7. ADJUSTMENTS

If the outstanding securities of the class then subject to this Plan are increased, decreased or exchanged for or converted into cash, property or a different number or kind of securities, or if cash, property or securities are distributed in respect of such outstanding securities, in either case as a result of a reorganization, merger, consolidation, recapitalization, restructuring, reclassification, dividend (other than a regular, quarterly cash dividend) or other distribution, stock split, reverse stock split or the like, or if substantially all of the property and assets of the Corporation are sold, then, unless the terms of such transaction shall provide otherwise, the Board of Directors and/or the Committee shall make appropriate and proportionate adjustments in (a) the number and type of, and exercise price for, shares or other securities or cash or other property that may be acquired pursuant to Incentive Stock Options and other Awards theretofore granted under this Plan, (b) the maximum number and type of shares or other securities that may be issued pursuant to Incentive Stock Options and other Awards thereafter granted under this Plan, and (c) the number and type of shares or other securities subject to the individual limits set forth in Section 4 of this Plan.

Section 8. AMENDMENT AND TERMINATION OF PLAN

The Board of Directors may amend or terminate this Plan at any time and in any manner, provided, however, that no such amendment or termination shall deprive the recipient of any Award theretofore granted under this Plan, without the consent of such recipient, of any of his or her rights thereunder or with respect thereto. In addition, the Committee may correct any defect, supply any omission, or reconcile any inconsistency in any award agreement in the manner and to the extent it shall deem desirable to effectuate the purposes of the Plan and the related Award.

Section 9. EFFECTIVE DATE OF PLAN

This Plan shall be effective as of March 20, 2007 provided, however, that no Common Shares may be issued under this Plan until it has been approved, directly or indirectly, by the affirmative votes of the holders of a majority of the securities of the Corporation present, or represented, and entitled to vote at a meeting duly held in accordance with the laws of the State of Delaware.

Section 10. LEGAL REQUIREMENTS

(a) No Common Shares issuable pursuant to an Award shall be issued or delivered unless and until, in the opinion of counsel for the Corporation, all applicable requirements of federal, state and other securities laws, and the regulations promulgated thereunder, and any applicable listing requirements of any stock exchange on which shares of the same class are then listed, shall have been fully complied with. The Corporation shall not be required to register in a Participant’s name or deliver any Common Shares prior to the completion of any registration or qualification of such shares under any foreign, federal, state or local law or any ruling or regulation of any government body which the Committee shall determine to be necessary or advisable. To the extent the Corporation is unable to or the Committee deems it infeasible to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Corporation’s counsel to be necessary to the lawful issuance and sale of any Common Shares hereunder, the Corporation and its subsidiaries shall be relieved of any liability with respect to the failure to issue or sell such Common Shares as to which such requisite authority shall not have been obtained. No Award shall be exercisable and no Common Shares shall be issued and/or transferable under any other Award unless a registration statement with respect to the Common Shares underlying such Award is effective and current or the Corporation has determined that such registration is unnecessary.

(b) It is the Corporation’s intent that the Plan shall comply in all respects with Rule 16b-3 promulgated under the Exchange Act, as such Rule may be amended from time to time. If any provision of the Plan is found not to be in compliance with Rule 16b-3 of the Exchange Act, such provision shall be null and void.

(c) The Committee may provide that the Common Shares issued upon exercise of an Award or otherwise subject to or issued under an Award shall be subject to such further agreements, restrictions, conditions or limitations as the Committee in its discretion may specify prior to the exercise of such Award or the grant, vesting or settlement of such Award, including without limitation, conditions on vesting or transferability, forfeiture or repurchase provisions and method of payment for the Common Shares issued upon exercise, vesting or settlement of such Award (including the actual or constructive surrender of Common Shares already owned by the Participant) or payment of taxes arising in connection with an Award. Without limiting the foregoing, such restrictions may address the timing and manner of any resales by the Participant or other subsequent transfers by the Participant of any Common Shares issued under an Award, including without limitation (i) restrictions under an insider trading policy or pursuant to applicable law, (ii) restrictions designed to delay and/or coordinate the timing and manner of sales by Participant and holders of other Corporation equity compensation arrangements, (iii) restrictions as to the use of a specified brokerage firm for such resales or other transfers and (iv) provisions requiring Shares to be sold on the open market or to the Corporation in order to satisfy tax withholding or other obligations.

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.
To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.
DUCOMMUN INCORPORATED
70692
▼ FOLD AND DETACH HERE ▼

						Please mark your votes as indicated in this example		☒
	FOR	WITHHOLD	*EXCEPTIONS
1. ELECTION OF DIRECTORS	ALL	FOR ALL				FOR	AGAINST	ABSTAIN
Nominees: 01 H. Frederick Christie 02 Robert C. Ducommun 03 Dean M. Flatt 04 Jay L. Haberland 05 Anthony J. Reardon	☐	☐	☐	2.	AMENDMENT OF 2007 STOCK INCENTIVE PLAN Amendment of 2007 Stock Incentive Plan to increase by 600,000 the number of shares of Common Stock available thereunder.	☐	☐	☐
				3.	RATIFICATION OF INDEPENDENT ACCOUNTANTS Ratification of the selection of PricewaterhouseCoopers LLP as the Corporation’s independent accountants for the fiscal year ending December 31, 2010.	☐	☐	☐
				4.	In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.
(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the “Exceptions” box above and write that nominee’s name in the space provided below.)
*Exceptions

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3.

This proxy may be revoked at any time prior to the voting thereof. All other proxies heretofore given by the undersigned are hereby expressly revoked.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

							Mark Here for Address Change or Comments SEE REVERSE	☐

Signature					Signature	Date
NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

You can now access your Ducommun Incorporated account online.

Access your Ducommun Incorporated account online via Investor ServiceDirect® (ISD).

BNY Mellon Shareowner Services, the transfer agent for Ducommun Incorporated, now makes it easy and convenient to get current information on your shareholder account.

• View account status	• View payment history for dividends
• View certificate history	• Make address changes
• View book-entry information	• Obtain a duplicate 1099 tax form

Visit us on the web at http://www.bnymellon.com/shareowner/isd

For Technical Assistance Call 1-877-978-7778 between 9am-7pm

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Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.bnymellon.com/shareowner/isd where step-by-step instructions will prompt you through enrollment.

Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Shareholders. The Proxy Statement and the 2009 Annual Report to Shareholders are available at: http://bnymellon.mobular.net/bnymellon/dco

▼ FOLD AND DETACH HERE ▼

PROXY

DUCOMMUN INCORPORATED

PROXY FOR ANNUAL MEETING OF SHAREHOLDERS ON MAY 5, 2010

The undersigned hereby appoints JAMES S. HEISER and SAMUEL D. WILLIAMS, and each of them (with full power to act without the other), the agents and proxies of the undersigned, each with full power of substitution, to represent and to vote, as specified below, all of the shares of Common Stock of Ducommun Incorporated, a Delaware corporation, held of record by the undersigned on March 15, 2010, at the Annual Meeting of Shareholders to be held on May 5, 2010, and at any adjournments or postponements thereof.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD

PROMPTLY USING THE ENCLOSED ENVELOPE.

Address Change/Comments (Mark the corresponding box on the reverse side)	BNY MELLON SHAREOWNER SERVICES
P.O. BOX 3550
SOUTH HACKENSACK, NJ 07606-9250

(Continued and to be marked, dated and signed, on the other side)

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